EXPLORATION AGREEMENT

This Exploration Agreement (the "**Agreement**"), entered into this 14th day of May, 2004, but effective for all purposes as of March 1, 2004 (the "**Effective Date**"), is by and between SAMSON RESOURCES COMPANY, an Oklahoma corporation, whose address is Samson Plaza, Two West Second Street, Tulsa, Oklahoma 74103-3103 ("**Samson**"), and AURORA ENERGY, LTD., a Nevada corporation, whose address is 3760 N. US-31 South, P. O. Box 961, Traverse City, Michigan 49685-0961 ("**Aurora**"). Samson and Aurora may each be referred to individually as a "**Party**", and collectively as the "**Parties**". In consideration of the premises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. CONTRACT AREA AND LEASES

1.1 **Contract Area**. The Parties have entered into this Agreement for the purposes of exploring and developing certain property located in Alcana and Alpena Counties, and the eastern three-fourths (3/4ths) of Montmorency County, Michigan, as identified by the area outlined in red on the plat attached hereto as Exhibit "A" (said area being referred to as the "**Contract Area**").

1.2 **Leases**. The oil and gas leases currently owned by the Parties within the Contract Area are identified on Exhibit "B" hereto (the "**Leases**"). Samson currently owns an eighty percent (80%) working interest in the Leases, and Aurora currently owns the remaining twenty percent (20%) therein.

1.3 **Excluded Lands and Leases**. Expressly excluded from the terms and provisions of this Agreement are: (i) those lands, and the oil and gas leases covering the same,

identified on Exhibit "C-1" hereto, which lands and leases are currently owned by Samson and in which Aurora has no joint ownership, and (ii) those lands, and the oil and gas leases covering the same, identified on Exhibit "C-2" hereto, which lands and leases are currently owned by Aurora and in which Samson has no joint ownership (Exhibits "C-1" and "C-2" collectively referred to as the "Excluded Lands"). As used in this Agreement, the terms "Contract Area" and "Leases" shall not include the Excluded Lands.

1.4 **Option Acreage**. Within the Contract Area are certain lands in which Aurora owns or controls options or agreements to acquire oil and gas leasehold estate thereof. The options and/or agreements (hereafter the "**Option Agreements**"), and the lands covered thereby (said lands being referred to as the "**Option Acreage**"), are identified in Exhibit "D" attached hereto.

2. LEASE MAINTENANCE AND OPERATIONS

2.1 **Lease Maintenance**. Samson shall be responsible for the payment of one hundred percent (100%) of any delay rentals or any other payments due and owing, or which in the future become due and owing, under the terms of the Leases and, if the rights are exercised thereunder, the Option Agreements ("**Lease Maintenance Payments**"), and Aurora shall reimburse Samson for its twenty percent (20%) share of all such Lease Maintenance Payments that become due and owing for all periods after the Effective Date. Such reimbursement by Aurora shall be made within thirty (30) days of receipt of an invoice from Samson for any such Lease Maintenance Payment. Within fifteen (15) business days of a written request by Aurora, Samson shall further

submit to Aurora any reasonably necessary supporting documents and receipts for any such Lease Maintenance Payment. Samson shall make a good faith effort to make all desired Lease Maintenance Payments in a timely manner, but shall not be liable for any inadvertent failure to pay or tender any such desired Lease Maintenance Payments unless such failure arises from the gross negligence or willful misconduct of Samson. In the event either Party fails to timely pay their share of a Lease Maintenance Payment and a lease or other interest is maintained or subsequently acquired over the lands subject thereto, the non-paying Party shall not be entitled to a share of any such lease or acreage and the same shall thereafter not be subject to the terms and provisions of this Agreement.

2.2 **<u>Lease Operations Under Operating Agreement</u>**. Except as expressly set forth herein, all future rights and obligations for lease development and maintenance shall be governed by the applicable Leases and the operating agreement attached as Exhibit "E" (the "**Operating Agreement**"), specifically including, without limitation, the Tax Partnership Agreement being Exhibit "G" to the Operating Agreement. In the event there is a conflict between the terms of this Agreement and the Operating Agreement, the terms of this Agreement shall prevail.

2.3 **<u>Operator</u>**. Samson shall be designated as the Operator under the Operating Agreement, and shall be responsible for all operations within the Contract Area. Although Samson is the designated Operator, Samson shall, for so long as is reasonably necessary, retain Aurora to conduct or oversee pre-drilling activities and operations for wells drilled within the Contract Area. Said pre-drilling activities and operations shall include, and Aurora shall be responsible for, all necessary oil and gas

lease acquisition, the staking and surveying of each well to be drilled, all regulatory and administrative responsibilities including well permitting, pipeline permitting and bonding requirements, all title review and other land work including title curative, and all surface/access negotiations, settlements and location preparation. Notwithstanding the foregoing, Samson shall be responsible for any and all State of Michigan bonding requirements for operators. Samson shall reimburse Aurora for all actual third party costs and expenses directly incurred for such pre-drilling activities and operations, and shall charge or assess the applicable joint account with such costs and expenses for each well drilled. Samson shall also pay Aurora, as compensation, the sum of seven hundred fifty dollars ($750.00) on each well drilled for which Aurora provides such pre-drilling activities and operations, which sum, as between Samson and Aurora, will not be charged or assessed to the joint account for any such well. In addition, Samson may, from time to time, request that Aurora provide certain other operations within the Contract Area in accordance with the terms of the Operating Agreement and shall be reimbursed by Samson for all costs and expenses incurred by Aurora in conducting or performing such operations.

Any payment and/or reimbursement to Aurora by Samson hereunder shall be made within thirty (30) days of receipt of an invoice by Samson from Aurora for all costs and expenses associated with the actual operations. Within fifteen (15) days of a written request by Samson, Aurora shall furnish or submit to Samson any reasonably necessary supporting documents and receipts for such costs and expenses.

Samson shall be responsible for the receipt and distribution of all (100%) of the revenues attributable to production of oil or gas from the Contract Area, including distributions to working interest owners under the Operating Agreement, as well as making all royalty payments and severance tax payments. Notwithstanding the foregoing, all working interest owners, including Aurora, shall be solely responsible for the distribution of revenues to their internal partners or affiliates.

Notwithstanding anything contained herein to the contrary, Samson shall remain obligated for its "promoted" share of drilling and completion costs in accordance with Article 3 hereof.

2.4 **Access and Information**. In addition to the rights of inspection and access provided in the Operating Agreement, the Parties, through their authorized representatives, shall, at their sole risk and expense, have access to all operations associated with any well drilled hereunder, and shall be furnished with copies of daily drilling reports (by facsimile if requested) and with a copy of each report made to any government agency, each log, test result and core sample analysis, completion report and such other reports and information as are prepared with respect to each well drilled, provided such reports are the type customarily furnished by an operator to a non-operating participant.

3. EXPLORATION AND DEVELOPMENT

3.1 **Well Participation**. For the first one hundred fifty (150) wells drilled on the Leases after the Effective Date in which Aurora elects to participate, said participation shall

be on a promoted basis, with Samson paying eighty-eight percent (88%) of the actual cost to drill and complete any such well relative to its eighty percent (80%) working interest, and Aurora shall be responsible for twelve percent (12%) of said costs relative to its twenty percent (20%) working interest. Provided, however, that Samson's "promoted" share of actual drilling and completion costs shall be limited to one hundred ten percent (110%) of the estimated drilling and completion costs for any such well as reflected in the Authority For Expenditure ("**AFE**") proposed by Samson for said well. By way of example, if Samson's AFE reflects estimated drilling and completion costs of any such well are $116,000, Samson's share of such costs, on a promoted basis, shall be $102,080 ($116,000 x 88%), with Aurora being responsible for $13,920 ($116,000 x 12%). The "promote" on drilling and completion cost paid by Samson hereunder is specifically limited to the initial drilling and completion of the first one hundred fifty (150) Antrim wells on the Leases, and the cost of any gathering and surface equipment directly related to the subject wells which are included in the applicable AFE. Said "promote" does not include operating costs or any costs associated with compression, treatment (i.e., CO_2 removal), processing or road use/access, or any pipeline, gathering or surface facilities not directly related to the drilling and completion of each individual well. To the extent that there are leasehold interests included within the unitized or pooled area for any Antrim well, other than and in addition to the Leases, including any leasehold interest acquired under Article 4 hereof, the "promote" provided for herein shall be reduced to the proportion of the unit that is comprised of the Leases.

3.2 **Subsequent Operations**. Except as otherwise set forth in this Agreement, all such subsequent operations shall be conducted in accordance with the terms of the Operating Agreement. All wells drilled on jointly owned acreage, other than the first one hundred fifty (150) Antrim wells drilled on the Leases, and any and all future operations on all drilled wells, shall be in accordance with the Operating Agreement. Except as otherwise set forth in this Article 3, and subject to the Parties' future elections made pursuant to the Operating Agreement, all costs for exploration and development of the Contract Area after the Effective Date, including development of any interests acquired under the AMI provisions set forth in Article 4 below, shall be borne eighty percent (80%) by Samson, and twenty percent (20%) by Aurora.

3.3 **Dubuc Agreement**. The Parties acknowledge that the development of certain of the Leases is subject to certain agreements dated May 29, 2001, June 1, 2001, July 20, 2001 and December 18, 2001, by and between Aurora and Robin C. Dubuc and Clear Lake Ranch (collectively the "Dubuc Agreement"). The Parties acknowledge that some future wells drilled on certain of the Leases may be subject to an overriding royalty interest, not to exceed four percent (4%), pursuant to the Dubuc Agreement, all as set forth in more detail in that certain Purchase and Sale Agreement dated effective March 1, 2004, by and between Samson and Aurora.

3.4 **Taylor Agreement**. The Parties acknowledge that the development of certain of the Leases is subject to that certain Letter Agreement dated April 5, 2004, by and between Aurora and Eric T. Taylor (the "Taylor Agreement"). The Parties acknowledge that some future wells drilled on certain of the Leases may be subject to

an overriding royalty interest not to exceed one-half of one percent (.5%), pursuant to the Taylor Agreement.

3.5 **Data Development**. Subject to any limitations or conditions as may be contained in third party agreements, should any Party desire to further develop, reprocess, or acquire any 2-D/3-D Seismic Data, or other technical data, relating to the Prospect (hereinafter "**Data Development**"), they shall propose said Data Development to the other Parties. The Party proposing the further Data Development shall be referred to as the "Proposing Party," and the Parties receiving the proposal shall be referred as a "Non-Proposing Party". Each Non-Proposing Party shall have twenty (20) days after receipt of written notice from the Proposing Party of said Data Development within which to elect, in writing, whether to participate in said Data Development. The notice or proposal must specify the data to be acquired or the work to be done, and an estimate of the cost thereof. In the event a Non-Proposing Party elects to participate in said Data Development, they will pay their proportionate share of any and all costs and expenses attributable to said Data Development. In the event a Non-Proposing Party elects not to participate in the Data Development, or fails to make a written election within the twenty (20) day time period, such Non-Proposing Party shall not be responsible for any costs and expenses associated therewith, nor shall it receive the benefit of any results obtained from the Data Development. The Parties expressly recognize that they, or any one of them, may need to first acquire a license or other use agreement for any such 2-D/3-D Seismic Data prior to being able to participate in said Data Development.

4. AREA OF MUTUAL INTEREST

4.1 **Ownership/Costs**. An Area of Mutual Interest ("**AMI**") is hereby established between the Parties which shall cover and affect oil, gas, and other hydrocarbon interests in all non-producing lands and leases included within the geographic boundaries of the Contract Area; said AMI does not cover and/or affect the acquisition of producing lands and leases within the Contract Area. Subject to an adjustment to reflect their elections made elsewhere in this Agreement or in the Operating Agreement, the right to participate in all such interests acquired in the AMI after the Effective Date shall be on the basis of eighty percent (80%) to Samson, and twenty percent (20%) to Aurora, with all related costs to be borne on the same basis.

4.2 **Acquisition Procedure**. Aurora shall be principally responsible for the acquisition and leasing of oil and gas interests within, and pursuant to, the AMI, and shall provide Samson with prior notice of such acquisition activities. Notwithstanding the foregoing, Samson may also acquire oil and gas interests within the AMI subject to the provisions hereof. Any oil, gas and other hydrocarbon interests acquired by a Party within the AMI after the Effective Date shall be subject to the following provisions:

(i) Within thirty (30) days of an acquisition by a Party (the "**Acquiring Party**") of any interest in the AMI, either directly or indirectly, including acquisition by affiliates or other related persons and entities, and within thirty (30) days of the execution of this Agreement for any acquisitions prior to the date hereof, the Acquiring Party shall notify each other Party (a "**Receiving Party**") in writing of the details of such acquisition, including, but not limited to, a

description of the interest acquired, the area covered, the terms of the acquisition and the actual cost, if any. Within twenty (20) days (exclusive of Saturdays, Sundays and federal holidays) from receipt of such notice, each Receiving Party may elect in writing to acquire its pro-rata share of such interest. If a Receiving Party elects to acquire its pro-rata share of such interest, such Receiving Party shall pay, within thirty (30) business days of receipt of invoice from the Acquiring Party, the Receiving Party's proportionate share of the third party costs, if any, incurred by the Acquiring Party for such acquisition. The Acquiring Party shall execute an assignment of the interest acquired in favor of each such Receiving Party in substantially the same form as the Assignment set forth in Exhibit "F", or as may be required by any state, local or federal office or agency. Such interest shall be assigned without any burdens or encumbrances placed thereon, or in favor of, the Acquiring Party. While the interest acquired may be subject to one or more of the Option Agreements, said interest shall not be subject to the Dubuc Agreement. If the election is to participate in an agreement, a positive election to acquire shall constitute consent to assume and be bound by the obligations imposed by the agreement to the extent of a Receiving Party's participation interest.

(ii) Failure of a Receiving Party to respond within the 20-day election period shall be deemed a conclusive election by such Receiving Party not to participate in such acquisition. If a Receiving Party elects not to participate in an acquisition, such Receiving Party shall be deemed to have relinquished all

right, title and interest in and to such acquisition. If the Acquiring Party is the sole Party electing to participate in the acquisition, then the Acquiring Party shall be entitled to own the interest free of the terms of this Agreement and the Operating Agreement.

4.3 **Term**. Unless extended or earlier terminated by mutual written agreement of the Parties, this Agreement and the AMI shall remain in effect as to all lands included within the geographic boundaries of the Prospect from the Effective Date until and including March 1, 2014.

5. PREFERENTIAL RIGHT TO PURCHASE

Should any Party desire to sell all or any part of its interest within the Contract Area, it shall promptly given written notice to the other Party of said disposition and full information concerning the same, which shall include the name and address of the prospective buyer (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property being sold, and any other terms of the proposed transaction or offer. The non-selling Party shall then have an optional prior right, for a period of fifteen (15) days after the notice is delivered, to purchase said property for the stated consideration and on the same terms and conditions the selling Party proposes to sell. However, there shall be no preferential right to purchase in those cases where any Party wishes to mortgage its interest, or to transfer title to its interest to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interest(s), or to dispose of its interest by merger, reorganization, consolidation by transfer of its interest to a currently existing subsidiary or parent company.

6. NOTICES

Any notice required hereunder shall be in writing, dated and signed. Notice shall be deemed given when received. The address at which a Party hereto is to receive notice may be changed from time to time by such Party by giving written notice of the new address to the other Party.

Notices shall be delivered to:

Samson Resources Company
Samson Plaza
Two West Second Street
Tulsa, Oklahoma 74103-3103
Phone: (918) 583-1791
Fax: (918) 591-1796
Attention: Vice President-Rocky Mountain Division

Aurora Energy, Ltd.
3760 N US-31 South
P. O. Box 961
Traverse City, MI 49685-0961
Phone: (231) 941-0073
Fax: (231) 933-0757
Attention: Bill Deneau-President

7. FORCE MAJEURE

If any Party is rendered unable, wholly or in part by force majeure, to carry out its obligations under this Agreement, other than any obligation to make any payments, such Party shall give to the other Parties prompt written notice of the force majeure, with reasonably full particulars, and thereupon the obligations of the Party giving the notice, so far as it is affected by the act of force majeure, shall be suspended during, but not longer than, the continuance of the force majeure event, plus such reasonable further period of time, if any, required to resume the suspended operation. The affected Party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable; provided, that it shall not be required to settle strikes, lockouts or other labor difficulty contrary to its wishes, and the manner in which such difficulties are to be handled shall be entirely

within the discretion of the Party concerned. "Force majeure" means an act of God, strike, lock-out or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other adverse weather condition, explosion, governmental action, governmental inaction, restraint or delay, unavailability of equipment or any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming force majeure. "Force majeure" shall specifically exclude the inability to make payments when due or to satisfy contractual obligations, except as provided above.

8. MISCELLANEOUS

8.1 **Assignments**. This Agreement shall be binding upon and shall inure to the benefit of the Parties and, except as otherwise prohibited, their respective successors and assigns; and except as otherwise stated herein, nothing contained in this Agreement, or implied herein, is intended to confer upon any other person or entity any benefits, rights or remedies. This Agreement, the Leases, and the interests acquired jointly by the Parties under Article 4 hereof, may not be assigned by either Party, in whole or in part, without the express written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, a failure of any Party to respond to a written request for consent pursuant to the terms of this provision within twenty (20) days of receipt of such request shall be considered equivalent to actual written consent. Any assignment hereunder shall contain a provision indicating that the assignment is made subject to this Agreement and the assignee shall agree to be bound by the terms and conditions hereof.

8.2 **<u>Construction</u>**. The Parties acknowledge that this Agreement is the result of negotiations between them and that they have each been represented by counsel of their own choosing in such negotiations. The provisions of this Agreement shall be construed and enforced in accordance with their fair meaning and shall not be strictly construed for or against any Party. Except as otherwise provided herein, no consents or approvals required or requested hereunder shall be unreasonably withheld, conditioned or delayed.

8.3 **<u>Punitive Damages</u>**. In no event shall any Party be liable for any exemplary, punitive, special or consequential damages, or for lost profits, in any dispute relating, directly or indirectly, to this Agreement or the transactions contemplated hereby.

8.4 **<u>Waiver</u>**. No waiver on behalf of any Party of any breach of this Agreement shall limit or affect that Party's rights with respect to any other or future breach of this Agreement.

8.5 **<u>Severability</u>**. If a court of competent jurisdiction determines that any clause or provision of this Agreement is void, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions that are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

8.6 **<u>Entire Agreement</u>**. This Agreement, together with the Exhibits hereto, represents the entire agreement between the Parties with respect to the subject matter hereof and replaces all previous agreements, oral or written, made and entered into between the Parties. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Parties hereto.

8.7 **Amendments**. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by one or more instruments in writing signed by the Parties hereto.

8.8 **Headings**. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

8.9 **Choice of Law**. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Michigan, without reference to its conflict of law provisions.

8.10 **Partnership Status**. The duties, obligations, and liabilities of the Parties are intended to be several and not joint or collective. This Agreement is not intended to create, and shall not be construed to create an association, trust, mining partnership or joint venture, or to impose any partnership duty, obligation, or liability with regard to any one or more of the Parties. Each Party shall be individually responsible only for its own obligations as herein provided.

8.11 **Real Property Covenant**. All of the provisions of this Agreement shall be deemed covenants running with the real property interests which are now or hereafter become subject to this Agreement.

8.12 **Authority to Enter Into Agreement**. Each Party covenants to the other Party that it has the legal authority to enter into and perform this Agreement and each obligation assumed by such Party under this Agreement.

8.13 **Public Announcements**. No Party shall make any public announcement or statement with respect to this Agreement or the transactions contemplated hereby without the

prior written consent of the other to the form, content and timing of such announcement or statement, which consent shall not be unreasonably withheld. However, any Party may make such announcement or statement upon (a) receiving advice of its counsel that the making of such public announcement or statement, and the specific form, content and timing thereof, is required by applicable law, rule or regulation; and (b) giving as much prior notice to the other Parties regarding the form, content and timing as is reasonably practicable under the circumstances.

8.14 **Further Assurances**. The Parties shall take such further reasonable actions and shall execute, acknowledge and deliver all such further documents that are reasonably necessary or appropriate to consummate the transactions contemplated hereby.

8.15 **Purchase and Sale Agreement**. This Agreement is subject to that certain Purchase and Sale Agreement dated effective March 1, 2004, by and between Samson and Aurora.

8.16 **Exhibits**. The following Exhibits are attached hereto and incorporated herein for all intents and purposes:

Exhibit "A"	Outline of Contract Area
Exhibit "B"	Description of the Leases
Exhibit "C-1" & "C-2"	Excluded Lands
Exhibit "D"	Option Agreements and Option Acreage
Exhibit "E"	Operating Agreement
Exhibit "F"	Assignment

EXECUTED and effective for all purposes as of the Effective Date.

SAMSON RESOURCES COMPANY

By: [signature]
Name: Marlin Garrett
Title: Vice President-Rocky Mountain Division

AURORA ENERGY, LTD.

By: [signature]
Name: ~~Bill Deneau~~ WILLIAM W. DENEAU
Title: President

Acknowledgments

STATE OF OKLAHOMA)
) ss.
COUNTY OF TULSA)

The foregoing instrument was acknowledged before me this 13th day of May, 2004, by Marlin Garrett, as Vice President-Rocky Mountain Division of Samson Resources Company, an Oklahoma corporation.

Witness my hand and official seal.

NOTARY PUBLIC, State of Oklahoma
[illegible] County
MARCIA LONGEST
My Commission Expires 8/14/2005

[signature]
Notary Public
COMMISSION No. 01013400

My commission expires: 8/14/2005

STATE OF MICHIGAN)
) ss.
COUNTY OF GRAND TRAVERSE

The foregoing instrument was acknowledged before me this 14th day of MAY, 2004 by WILLIAM W. DENEAU as PRESIDENT of Aurora Energy, Ltd, a Nevada corporation.

Witness my hand and official seal.

REBECCA L ABBOTT
NOTARY PUBLIC STATE OF MICHIGAN
LEELANAU COUNTY
MY COMMISSION EXP. JAN. 31,2005

Rebecca L. Abbott
Notary Public

My commission expires: 1/31/05

EXHIBIT "A"
TO
EXPLORATION AGREEMENT
DATED EFFECTIVE MARCH 1, 2004
BY AND BETWEEN
SAMSON RESOURCES COMPANY AND
AURORA ENERGY, LTD.



N
Presque Isle
Montmorency
Alpena
Oscoda
Alcona
CONTRACT AREA
45105 Ft/In

PETRA 5/12/2004 3:01:45 PM

Exhibit "B" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

Bey[illegible]
Alp[illegible]unty, Michigan

Effect. Date	Lessor	Lessee	Recording Liber	Page	Legal Description Town	Range	Section	Q/Q/Q	Expir. Date	Ext. Option	Gross Acres	Net Acres	Company Net Acres	Royalty	PPC Deductions
6/6/2002	Beyer, Norman O. & Viola	Aurora Energy, Ltd.	415	850	30N	7E	15	SESW, S4NESW	HBP	N/A	50.00	50.00	19.10	1/6	Yes
1/8/1999	Beyer, Norman O. & Viola	Kosco Energy, LLC	378	438	30N	7E	21	PtNWNWSE	HBP	N/A	1.32	1.32	0.50	1/8	Yes
3/27/2000	Beyer, Paul E. & Anne L.	Kosco Energy, LLC	397	546	30N	7E	21	Part W2SE, S/2SW	HBP	N/A	137.69	137.69	52.59	1/8	Yes
3/27/2000	Beyer, Paul E. & Anne L.	Kosco Energy, LLC	397	546	30N	7E	28	W2NE	HBP	N/A	80.00	80.00	30.56	1/8	Yes
3/27/2000	Beyer, Paul E. & Anne L.	Kosco Energy, LLC	397	547	30N	7E	21	Part E2SE	HBP	N/A	76.95	76.95	29.39	1/8	Yes
10/26/2000	Brietzke, David & Jennine	Kosco Energy, LLC	402	665	30N	7E	21	SENE	HBP	N/A	40.00	40.00	15.28	1/8	Yes
10/26/2000	Brietzke, David & Jennine	Kosco Energy, LLC	402	666	30N	7E	21	W2NE, NENE, E2NW	HBP	N/A	198.00	97.02	37.06	1/8	Yes
4/17/2001	Centala, Michael & Mary	Kosco Energy, LLC	404	948	30N	7E	16	SESE	HBP	N/A	40.00	40.00	15.28	Varies	Yes
9/11/2001	Couture, Richard & Mardel	Kosco Energy, LLC	409	577	30N	7E	22	Part SWSW	HBP	N/A	1.00	1.00	0.38	1/6	Yes
2/6/2001	Cramer, James & Carolee	Kosco Energy, LLC	403	252	30N	7E	21	NWNWSE	HBP	N/A	1.00	1.00	0.38	1/8	Yes
9/28/2001	Darvin H. Hiske Living Trust #1	Kosco Energy, LLC	409	575	30N	7E	20	SESW, SWSE	HBP	N/A	80.00	80.00	30.56	1/6	Yes
4/19/1998	Diamond, Bernard & Norine	Miller Resources 1994-1, LLC	321	218	30N	7E	20	SWNE	HBP	N/A	40.00	40.00	15.28	1/8	Yes
6/18/2001	Diamond, James T. & Joy A.	Kosco Energy, LLC	406	934	30N	7E	20	SENE	HBP	N/A	40.00	40.00	15.28	1/6	Yes
7/8/2001	Diamond, John & Eilsen L.	Kosco Energy, LLC	406	933	30N	7E	22	Part W2SW	HBP	N/A	78.00	78.00	29.79	Varies	Yes
4/10/2001	Gehrke, Victor C. & Betty L.	Kosco Energy, LLC	404	950	30N	7E	21	Part SWSENW	HBP	N/A	2.00	2.00	0.76	1/8	Yes
3/27/2000	Golder, David W. & Patricia J.	Kosco Energy, LLC	397	548	30N	7E	28	N2SW	HBP	N/A	80.00	80.00	30.56	3/16	Yes
2/25/1994	Golder, Wilmer E. & Elaine R.	Terra Energy, Ltd.	306	986	30N	7E	28	SWNW, SWSW	HBP	N/A	80.00	80.00	30.56	1/8	Yes
2/25/1994	Golder, Wilmer E. & Elaine R.	Terra Energy, Ltd.	306	986	30N	7E	33	SWNW	HBP	N/A	30.00	30.00	11.46	1/8	Yes
9/29/1995	Green, Nancy	Terra Energy, Ltd.	321	89	30N	7E	20	NWNESE	HBP	N/A	0.92	0.92	0.35	1/8	Yes
8/17/1993	Hiske, Henry E.	Energy Quest, Inc.	305	655	30N	7E	33	N2NWNW	HBP	N/A	40.00	40.00	15.28	1/8	Yes
3/27/2000	Jabs, Michael & Martha	Kosco Energy, LLC	397	551	30N	7E	20	Part E2SE	HBP	N/A	79.08	79.08	30.21	1/8	Yes
4/[illegible]001	Kirschner, Daniel F. & Wilma	Kosco Energy, LLC	404	944	30N	7E	16	SWNE, W2SE	HBP	N/A	120.00	120.00	45.84	Varies	Yes
3[illegible]00	Kirschner, Herman & Marie	Kosco Energy, LLC.	397	550	30N	7E	28	SESW	HBP	N/A	40.00	40.00	15.28	1/8	Yes
12/12/1994	Kowalski, August & Adeline	Terra Energy, Ltd.	313	790	30N	7E	17	SE/4, NESW	HBP	N/A	199.00	199.00	76.01	1/6	Yes
2/26/2001	Lee, Wayne c. & Natalie C.	Miller Resources 1994-1, LLC	404	294	30N	7E	15	SWNW	HBP	N/A	40.00	40.00	15.28	1/8	Yes
2/26/2001	Lee, Wayne c. & Natalie C.	Miller Resources 1994-1, LLC	404	294	30N	7E	16	SENE	HBP	N/A	40.00	40.00	15.28	1/8	Yes
8/6/2002	Libka, Frederick & Dorothy	Aurora Energy, Ltd.	418	396	30N	7E	17	NENWSE	HBP	N/A	1.00	1.00	0.38	1/8	Yes
1/16/2001	Liske, Donald O. & Shirline B.	Kosco Energy, LLC.	402	925	30N	7E	22	Part NW/4	HBP	N/A	150.00	150.00	57.30	1/8	Yes
3/2/1999	Mau, John C. & Norma J.	Southwestern Oil Company	380	261	30N	7E	28	NWNW	HBP	N/A	40.00	40.00	15.28	1/6	Yes
11/13/2000	Mead, Jeffrey R. & Maureen C.	Kosco Energy, LLC.	402	660	30N	7E	21	W2NE, NENE, E2NW	HBP	N/A	198.00	100.98	38.57	1/8	Yes
5/16/2002	Melton, Karen M.	Aurora Energy, Ltd.	416	330	30N	7E	22	1 ac. In SESESWSW	HBP	N/A	1.00	1.00	0.38	1/6	Yes
8/28/2001	Neumann, Donald & Patricia	Kosco Energy, LLC.	407	963	30N	7E	21	W2SWSW	HBP	N/A	20.00	20.00	7.64	1/8	Yes
4/17/2001	ONeil, David J. & Deborah L.	Kosco Energy, LLC	404	949	30N	7E	21	SESE	HBP	N/A	1.00	1.00	0.38	1/8	Yes
5/14/2002	Prevost, Arlington A. & Rena	Kosco Energy, LLC	404	251	30N	7E	20	NESW, W2NWSE	HBP	N/A	59.41	59.41	22.69	1/8	Yes
7/17/2001	Rasmussen, Corey & Billiejo	Kosco Energy, LLC	406	932	30N	7E	21	Part E2SE	HBP	N/A	2.04	2.04	0.78	1/6	No
4/30/2002	Samp, Raymond J. & Janet A.	Kosco Energy, LLC	420	412	30N	7E	17	SESW	HBP	N/A	40.00	40.00	15.28	1/8	Yes
4/30/2002	Samp, Raymond J. & Janet A.	Kosco Energy, LLC	420	412	30N	7E	20	NENW	HBP	N/A	40.00	40.00	15.28	1/8	Yes
1/4/2001	Schultz, Robert H. & LeAnn	Kosco Energy, LLC	402	661	30N	7E	22	SWSWNW	HBP	N/A	10.00	10.00	3.82	1/8	Yes
4/17/2001	Siess, Norman F. & Linda J.	Kosco Energy, LLC	404	947	30N	7E	15	W2SW	HBP	N/A	80.00	80.00	30.56	Varies	Yes
4/17/2001	Siess, Norman F. & Linda J.	Kosco Energy, LLC	404	947	30N	7E	15	NESE	HBP	N/A	40.00	40.00	15.28	Varies	Yes
5/27/1988	Stokes Properties, Inc.	Jet Exploration, Inc.	277	582	30N	7E	20	NWNE	HBP	N/A	40.00	40.00	15.28	1/8	Yes
12/5/2002	Thomas, Dean M. & Kelly S.	Aurora Energy, Ltd.	420	419	30N	7E	20	Part SWSW	HBP	N/A	13.86	13.86	5.29	1/6	Yes

Exhibit "B" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

6/[illegible]2002	Trelfa, Allan M. & Kathleen H.	Aurora Energy, Ltd.	415	849	30N	7E	15	Part NESW, NWSE	HBP	N/A	30.00	15.00	5.73	1/6	Yes
[illegible]002	Trelfa, Kevin & Shannon	Aurora Energy, Ltd.	415	851	30N	7E	15	Part NESW, NWSE	HBP	N/A	30.00	15.00	5.73	1/6	Yes
1/[illegible]1994	Wagner, Charles & Dorothy	Terra Energy, Ltd.	306	706	30N	7E	20	NWSW	HBP	N/A	40.00	40.00	15.28	1/8	Yes
4/24/2001	Werth, Arthur R.	Kosco Energy, LLC	404	943	30N	7E	28	NENE, E2NW	HBP	N/A	40.00	40.00	15.28	1/6	Yes
5/2/2001	Werth, Jerry W. & Mary	Kosco Energy, LLC	404	942	30N	7E	28	E2NW	HBP	N/A	80.00	80.00	30.56	1/6	Yes
3/27/2000	Werth, Willard E. & Evelyn	Kosco Energy, LLC	397	808	30N	7E	28	SENE	HBP	N/A	40.00	40.00	15.28	1/6	Yes
11/20/2002	Werth, Ronald & Kimberly	Kosco Energy, LLC	420	413	30N	7E	20	E2NWSE	HBP	N/A	20.00	20.00	7.64	Varies	Yes
									Beyer Total Net Acres :			2403.27	917.98		

Black Bean #1
Alpena County, Michigan

Effect Date	Lessor	Lessee	Recording Liber	Recording Page	Legal Description Town	Range	Section	Q/Q/Q	Expir. Date	Ext. Option	Gross Acres	Net Acres	Company Net Acres	Royalty	PPC Deductions
6/19/2001	Alpena County Road Comm.	Kosco Energy, LLC.	406	937	30N	6E	11	NENW, E/2W/2NW	HBP	N/A	70.00	70.00	25.43	1/6	Yes
6/19/2001	Alpena County Road Comm.	Kosco Energy, LLC.	406	937	30N	6E	35	SWNE,SENW, SW, W/2SE	HBP	N/A	320.00	320.00	320.00	1/6	Yes
2/14/2001	Armstrong, Steven & Shirley	Kosco Energy, LLC.	409	532	30N	6E	12	Part SENE	HBP	N/A	39.00	39.00	14.17	1/8	Yes
7/31/2001	Baker, David & Beverly	Kosco Energy, LLC.	408	86	30N	6E	1	Part W/2NW	HBP	N/A	3.01	3.01	1.09	1/8	Yes
1/25/2003	Baker, David & Christine	Aurora Energy, Ltd.	421	734	30N	7E	7	Part NWNW	HBP	N/A	3.10	3.10	1.13	1/8	Yes
5/8/2001	Baker, Frederick & Baker Wm.	Kosco Energy, LLC.	405	194	30N	6E	1	Part W/2NW	HBP	N/A	57.00	57.00	20.71	1/8	Yes
8/13/2001	Baker, William & Nancy	Kosco Energy, LLC.	408	82	30N	6E	1	Part W/2NW	HBP	N/A	5.00	5.00	1.82	1/8	Yes
1/30/2002	Binkowski, Michael & Angela	Kosco Energy, LLC.	414	341	30N	6E	12	SWNW	HBP	N/A	40.00	20.00	7.27	1/8	Yes
5/22/1996	Bonk, Barbara	Terra Energy, Ltd.	326	547	30N	6E	2	SWNW, W/2SW	HBP	N/A	120.60	3.02	1.10	1/8	Yes
2/1/2003	Bruning, Kyle & Mindy	Aurora Energy, Ltd.	421	802	30N	6E	12	Part NENE	HBP	N/A	1.35	1.35	0.49	1/6	Yes
9/4/2001	Crabtree, Howard & Billie	Kosco Energy, LLC.	409	530	30N	6E	1	E/2E/2SW	HBP	N/A	40.00	40.00	14.53	1/8	Yes
6/4/1998	Curoe, Karen	Terra Energy, Ltd.	326	609	30N	6E	2	SWNW, W/2SW	HBP	N/A	120.60	1.01	0.37	1/8	Yes
9[illegible]001	Dennis & Ruth Rabeau Trust	Kosco Energy, LLC.	409	541	30N	6E	11	SWNE	HBP	N/A	32.62	32.62	11.85	1/6	Yes
1.[illegible].002	Derry, Andrew	Kosco Energy, LLC.	420	774	30N	7E	7	Part W/2NW	HBP	N/A	28.98	28.98	10.53	1/6	Yes
11/19/2002	Derry, Daniel	Aurora Energy, Ltd.	420	421	30N	7E	7	Part W/2NW	HBP	N/A	1.38	1.38	0.50	1/6	Yes
5/8/2001	Domke, Arnold & Linda	Kosco Energy, LLC.	405	192	30N	6E	11	Part S/2NW, E/2SWNW	HBP	N/A	28.66	25.16	9.14	1/6	Yes
5/8/2001	Domke, Roland & Kristi	Kosco Energy, LLC.	405	191	30N	6E	11	Part SENW	HBP	N/A	7.90	7.90	2.87	1/6	Yes
3/20/2001	Domke, William et al	Kosco Energy, LLC.	404	244	30N	6E	11	Part S/2NW	HBP	N/A	7.00	3.50	1.27	1/6	Yes
3/26/1996	Evans, Shirley	Terra Energy, Ltd.	324	99	30N	6E	2	SWNW, W/2SW	HBP	N/A	120.60	30.15	10.95	1/8	Yes
10/2/2001	Garant, James & Nancy	Kosco Energy, LLC.	409	537	30N	6E	1	Part E/2NW	HBP	N/A	60.00	60.00	21.80	1/8	Yes
3/13/2001	Goodall, James & Dorothy	Kosco Energy, LLC	404	237	31N	6E	35	NESE	HBP	N/A	40.00	40.00	40.00	1/8	Yes
3/13/2001	Grzeskowiak, George & Eliz.	Kosco Energy, LLC.	404	246	30N	6E	2	E/2SE/4	HBP	N/A	80.00	80.00	29.06	1/8	Yes
6/6/1996	Hardman, Sandra	Terra Energy, Ltd.	326	611	30N	6E	2	SWNW, W/2SW	HBP	N/A	120.60	1.01	0.37	1/8	Yes
1/12/2003	Hibner, Matthew & Angela	Aurora Energy, Ltd.	421	203	30N	6E	12	Part SENE	HBP	N/A	1.00	1.00	0.36	1/8	Yes
1/29/2003	LeSage, Donna	Aurora Energy, Ltd.	421	801	30N	6E	12	Part NWNW	HBP	N/A	0.23	0.23	0.08	1/6	Yes
9/4/2001	Livermore, Bernard	Kosco Energy, LLC.	409	534	30N	6E	12	NWNE	HBP	N/A	39.00	39.00	14.17	1/8	Yes
11/13/2002	MacFalda, Ray. & Irene E.	Aurora Energy, Ltd.	420	420	30N	7E	7	Part NWNE	HBP	N/A	5.00	5.00	1.82	1/6	Yes
5/8/1996	Marshick, Catherine	Terra Energy, Ltd.	325	220	30N	6E	2	SWNW, W/2SW	HBP	N/A	120.60	18.09	6.57	1/8	Yes
8/13/2001	Nye, William & Barbara	Kosco Energy, LLC.	408	83	30N	7E	7	Part SWNW	HBP	N/A	21.21	21.21	7.70	1/6	Yes
7/16/2001	R.E. Glancy, Inc.	Kosco Energy, LLC.	406	936	30N	6E	2	NE, W/2SE, E/2SW	HBP	N/A	292.65	292.65	106.31	1/6	Yes
12/23/2002	Rabeau, Kim & Kathleen	Aurora Energy, Ltd.	420	775	30N	7E	7	Part NWNE	HBP	N/A	35.00	35.00	12.71	1/7	Yes
6/19/2001	Rostkowycz, Jury & Diane	Kosco Energy, LLC.	406	939	30N	6E	1	W/2SW,W/2E/2SW	HBP	N/A	120.00	66.66	24.21	1/6	Yes
7/17/2001	Rostkowycz, Myron & Louise	Kosco Energy, LLC.	406	935	30N	6E	1	W/2SW	HBP	N/A	80.00	26.67	9.69	1/6	Yes

Exhibit "B" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

Effect. Date	Lessor	Lessee	Liber	Page	Town	Range	Section	Q/Q/Q	Expr. Date	Ext. Option	Gross Acres	Net Acres	Company Net Acres	Royalty	PPC Deductio
[illegible]2001	Rostkowycz, Roman & Carol	Kosco Energy, LLC.	406	938	30N	6E	1	W/2SW	HBP	N/A	80.00	26.67	9.69	1/6	Yes
[illegible]003	Sauve, Julianna	Aurora Energy, Ltd.	421	800	30N	6E	12	Part NWNW	HBP	N/A	1.50	1.50	0.54	1/6	Yes
1/[illegible]/2003	Sauve, William & Carolyn	Aurora Energy, Ltd.	421	799	30N	6E	12	Part NWNW	HBP	N/A	1.00	1.00	0.36	1/8	Yes
9/4/2001	Schuelke, Gary & Irma	Kosco Energy, LLC.	409	535	30N	6E	12	NENW	HBP	N/A	40.00	40.00	14.53	1/8	Yes
5/17/1996	Scott, John & Scott Jr., John	Terra Energy, Ltd.	326	537	30N	6E	2	SWNW, W/2SW	HBP	N/A	120.60	3.02	1.10	1/8	Yes
6/20/1996	Sheridan, Dorothy	Terra Energy, Ltd.	326	595	30N	6E	2	SWNW, W/2SW	HBP	N/A	120.60	1.00	0.36	1/8	Yes
6/20/1996	Sheridan, James	Terra Energy, Ltd.	326	619	30N	6E	2	SWNW, W/2SW	HBP	N/A	120.60	1.00	0.36	1/8	Yes
7/7/1996	Sheridan, William & Patricia	Terra Energy, Ltd.	327	751	30N	6E	2	SWNW, W/2SW	HBP	N/A	120.60	1.00	0.36	1/8	Yes
1/25/2003	Smith, Guarden & Vergeline	Aurora Energy, Ltd.	421	732	30N	6E	11	W/2W/2NW	HBP	N/A	40.00	40.00	14.53	1/6	Yes
7/8/1996	Stewart, Linda	Terra Energy, Ltd.	327	749	30N	6E	2	SWNW, W/2SW	HBP	N/A	120.60	1.00	0.36		
1/22/2002	Strozynski, Walter & Kathy	Kosco Energy, LLC.	414	340	30N	6E	12	SWNW	HBP	N/A	40.00	20.00	7.27	1/8	Yes
3/13/2001	Szatkowski, Francis & Susan	Kosco Energy, LLC.	404	247	30N	6E	11	N/2NESE	HBP	N/A	20.00	20.00	7.27	1/8	Yes
1/16/2001	Szatkowski, Norman & Maxine	Kosco Energy, LLC.	402	926	30N	6E	11	NENE	HBP	N/A	40.00	40.00	14.53	1/8	Yes
8/11/2001	Trogden, Donald & Kathleen	Kosco Energy, LLC.	409	536	30N	6E	12	Part NWNW	HBP	N/A	38.27	38.27	13.90	1/8	Yes
1/23/2001	Twite, Michael & Marie	Kosco Energy, LLC.	403	110	30N	6E	11	SENE	HBP	N/A	40.00	40.00	14.53	1/8	Yes
8/21/2001	Wieczorkowski, Leon. & Shar.	Kosco Energy, LLC.	408	84	30N	6E	12	Part NENE	HBP	N/A	38.65	38.65	14.04	1/8	Yes
8/21/2001	Zarske, Daniel & Dorothy	Kosco Energy, LLC.	408	85	30N	7E	7	SENW, SWNE	HBP	N/A	55.00	55.00	19.98	1/8	Yes
4/24/2001	Zarske, Norma	Kosco Energy, LLC.	404	954	30N	7E	7	NENW, Part SWNE	HBP	N/A	65.00	65.00	23.61	1/8	Yes
10/14/2003	Zbytowski, Charles & Susan	Kosco Energy, LLC.	430	259	30N	6E	2	Part SWSW	HBP	N/A	1.74	0.87	0.32	1/8	Yes
1/10/1994	Zbytowski, Kevin & Karen	Terra Energy, Ltd.	306	715	30N	6E	2	SWNW, W/2SW	HBP	N/A	139.43	59.43	21.59	1/8	Yes
									Black Bean # 1 Total Net Acres:			1872.11	909.27		

Paxton Quarry
Alpena County, Michigan

Effect. Date	Lessor	Lessee	Recording Liber	Page	Legal Description Town	Range	Section	Q/Q/Q	Expr. Date	Ext. Option	Gross Acres	Net Acres	Company Net Acres	Royalty	PPC Deductio
[illegible]998	Alpena County Road Comm.	Aurora Energy, Ltd.	336	729	30N	7E	9	Pt NWSW	HBP	N/A	0.88	0.88	0.88	3/16	Yes
9/29/1994	Baker, Louis C. & Jane R.	Miller Resources 1994-1, LLC	311	558	30N	7E	8	W2NW	HBP	N/A	80.00	80.00	79.20	1/8	Yes
11/4/1997	Blackaby, William & Evelyn	Aurora Energy, Ltd.	353	808	30N	7E	9	Pt NWNW	HBP	N/A	1.90	1.90	1.88	1/8	Yes
10/29/1997	Brilinski, Michael G.	Aurora Energy, Ltd.	353	781	30N	7E	9	Pt W2NE	HBP	N/A	5.05	5.05	5.00	1/8	Yes
9/4/1997	Decare, Lonnie W. & Elaine M.	Miller Resources 1994-1, LLC	353	796	30N	7E	17	Pt W2NE	HBP	N/A	13.89	13.89	13.75	1/8	Yes
10/1/1994	Domke, Dan D.	Miller Resources 1994-1, LLC	312	292	30N	7E	6	E2SE	HBP	N/A	80.00	80.00	79.20	1/8	Yes
10/26/1994	Donnan, Arnold R. & Marilyn A.	Miller Resources 1994-1, LLC	312	301	30N	7E	5	W2SW	HBP	N/A	80.00	80.00	79.20	1/8	Yes
10/10/1997	Dubie, Gerald C. & Marsetta A.	Aurora Energy, Ltd.	353	787	30N	7E	8	Pt NENE	HBP	N/A	2.80	2.80	2.77	1/8	Yes
10/4/1994	Dubie, Glen T, et al	Miller Resources 1994-1, LLC	311	553	30N	7E	9	E2SE	HBP	N/A	80.00	80.00	79.20	1/8	Yes
11/5/1994	Estlack, William J. & Diana K.	Fruehauf Production Company	317	67	30N	7E	16	S2SW exc. 1 ac.	HBP	N/A	79.00	79.00	78.21	1/6	No
1/20/1998	Free Methodist Camp Assn.	Aurora Energy, Ltd.	379	525	30N	7E	5	Pt SWSESE	HBP	N/A	5.64	5.64	5.58	1/8	Yes
11/2/1995	Gauden, Michael & Rebecca	Miller Resources 1994-1, LLC	321	202	30N	7E	9	Pt SWSWSE	HBP	N/A	2.32	2.32	2.29	1/8	Yes
12/31/1997	Hoffman, Richard L.	Aurora Energy, Ltd.	355	403	30N	7E	4	W2SWSE	HBP	N/A	20.00	20.00	19.80	1/8	Yes
9/28/1994	Hoppe, James T. & Rena E.	Miller Resources 1994-1, LLC	311	556	30N	7E	8	NESE	HBP	N/A	40.00	40.00	39.60	1/8	Yes
11/13/1997	Jackowiak, Joseph H. et al	Aurora Energy, Ltd.	353	805	30N	7E	9	Pt W2NW	HBP	N/A	1.10	1.10	1.09	1/8	Yes
11/5/1994	King, Roger E. & Carol E.	Fruehauf Production Company	317	94	30N	7E	9	NW w/ Exc.	HBP	N/A	115.93	115.93	114.77	1/6	No
10/5/1994	Kowalski, Rudolph & Marie	Miller Resources 1994-1, LLC	311	562	30N	7E	17	SENW	HBP	N/A	40.00	40.00	39.60	1/8	Yes
11/5/1994	Longcore, Carolyn & Nevins, Donna	Fruehauf Production Company	316	843	30N	7E	5	SESW, SWSE	HBP	N/A	80.00	80.00	79.20	1/6	No
9/28/1994	Martell, Louis S. & Lora A.	Miller Resources 1994-1, LLC	311	551	30N	7E	17	NENW	HBP	N/A	40.00	40.00	39.60	1/8	Yes
9/28/1994	Martell, Louis S. & Lora A.	Miller Resources 1994-1, LLC	311	551	30N	7E	8	SESW	HBP	N/A	40.00	40.00	39.60	1/8	Ye

'1994	Martell, Thomas & Marjorie	Miller Resources 1994-1, LLC	312	294	30N	7E	6	SWSE, NWSE	HBP	N/A	79.50	79.50	78.71	1/6	Yes
998	Martell, Thomas & Marjorie	Aurora Energy, Ltd.	356	132	30N	7E	8	Pt SESWNE	HBP	N/A	1.10	1.10	1.09	1/8	Yes
11/6/1997	Nowak, Joseph & Jean	Aurora Energy, Ltd.	353	784	30N	7E	8	Part NESW	HBP	N/A	2.00	2.00	1.98	1/6	No
11/3/1994	Peasley, Alan A. & Cecilia L.	Fruehauf Production Company	316	863	30N	7E	8	SWNE, E2NW, NWSE, NESW	HBP	N/A	196.90	196.90	194.93	1/6	No
10/5/1994	Prevost, Donald L. & Eva C.	Miller Resources 1994-1, LLC	311	514	30N	7E	16	NWNE	HBP	N/A	40.00	40.00	39.60	1/8	Yes
10/25/1994	Rensberry, Vernell J & Audrie	Miller Resources 1994-1, LLC	312	305	30N	7E	5	E2SE	HBP	N/A	54.04	54.04	53.50	1/8	Yes
2/25/1998	Rensberry, Vernell J & Audrie	Aurora Energy, Ltd.	357	253	30N	7E	5	Pt SESE	HBP	N/A	0.70	0.70	0.69	1/8	Yes
10/11/1994	Reynolds, Dwaine & Marie	Miller Resources 1994-1, LLC	311	518	30N	7E	9	E2E2NW	HBP	N/A	40.00	40.00	39.60	1/8	Yes
10/31/1997	Smith, Arleigh R. & Janet J.	Aurora Energy, Ltd.	353	778	30N	7E	9	Pt NENENE	HBP	N/A	1.00	1.00	0.99	1/8	Yes
10/13/1994	Smith, Thomas & Meredith	Miller Resources 1994-1, LLC	311	520	30N	7E	9	SESENE	HBP	N/A	10.00	10.00	9.90	1/8	Yes
10/30/1997	Smith, Willard G. et al	Aurora Energy, Ltd.	353	793	30N	7E	9	Pt NWNW	HBP	N/A	1.16	1.16	1.15	1/6	Yes
11/5/1994	Thiem, Dennis & Shannon	Fruehauf Production Company	316	907	30N	7E	16	S2N2SW	HBP	N/A	36.09	36.09	35.73	1/6	No
10/12/1994	Thompson, George & Evagene	Miller Resources 1994-1, LLC	311	516	30N	7E	9	N2SENE; SWSENE	HBP	N/A	30.00	30.00	29.70	1/8	Yes
11/2/1994	Trelfa, Allan M. & Kathleen H.	Miller Resources 1994-1, LLC	312	290	30N	7E	4	E2SESE	HBP	N/A	18.52	18.52	18.33	1/6	Yes
10/11/1997	Trelfa, Allan M. & Kathleen H.	Aurora Energy, Ltd.	353	802	30N	7E	5	Pt SESE	HBP	N/A	0.61	0.61	0.60	1/8	Yes
3/2/1999	Udell, Loretta M.	Petroleum Development Corp.	383	919	30N	7E	16	Pt SWSW	HBP	N/A	4.91	4.91	4.86	1/8	No
11/9/1994	VanWagoner, Gil & Karen	Miller Resources 1994-1, LLC	312	271	30N	7E	4	S/2NWSE	HBP	N/A	20.00	20.00	19.80	1/8	Yes
10/27/1994	Wayne M. Elowsky et al	Miller Resources 1994-1, LLC	312	273	30N	7E	4	Pt SESE	HBP	N/A	2.03	2.03	2.00	1/7	Yes
11/4/1994	Werth, Allen L. & Marion L.	Fruehauf Production Company	316	922	30N	7E	16	N2N2SW	HBP	N/A	40.00	40.00	39.60	1/6	No
11/3/1994	Werth, Frederick & Dorene	Fruehauf Production Company	316	917	30N	7E	8	S2SE	HBP	N/A	80.00	80.00	79.20	1/6	No
11/3/1994	Werth, Frederick & Dorene	Fruehauf Production Company	316	917	30N	7E	9	SWSW	HBP	N/A	40.00	40.00	39.60	1/6	No
11/3/1994	Werth, Frederick & Dorene	Fruehauf Production Company	316	917	30N	7E	16	NW	HBP	N/A	160.00	160.00	158.40	1/6	No
11/3/1994	Werth, Frederick & Dorene	Fruehauf Production Company	316	917	30N	7E	17	E2NE; Pt W2NE	HBP	N/A	146.11	146.11	144.65	1/6	No
11/11/1994	Westenbarger, James & Joyce	Miller Resources 1994-1, LLC	312	269	30N	7E	4	E2SWSE	HBP	N/A	20.00	20.00	19.80	1/8	Yes
1/14/1998	Wilson Township	Aurora Energy, Ltd.	356	129	30N	7E	5	Pt SESE	HBP	N/A	2.29	2.29	2.27	1/6	Yes
1⁽ '1994	Wiltulski, J. Gerald & Beverly	Miller Resources 1994-1, LLC	312	940	30N	7E	4	Pt NESE; W2SESE	HBP	N/A	59.98	59.98	59.38	1/8	Yes
397	Zbytowski, Audrey L.	Aurora Energy, Ltd.	353	799	30N	7E	5	Pt SESE	HBP	N/A	0.35	0.35	0.35	1/6	No
11/4/1997	Zbytowski, Clement A.	Aurora Energy, Ltd.	353	790	30N	7E	8	Pt SENE	HBP	N/A	1.52	1.52	1.50	1/6	Yes
11/5/1994	Zbytowski, Clement A. et al	Fruehauf Production Company	319	541	30N	7E	5	SESW; SWSE	HBP	N/A	80.00	80.00	79.20	1/6	No
11/11/1987	Zbytowski, Joseph & Kathy	Capitol Energy	273	632	30N	7E	9	W2NE, NENE, W2SE, E2SW, NWSW	HBP	N/A	310.64	310.64	307.53	1/6	Yes
11/3/1994	Zbytowski, Patrick & Kathy	Fruehauf Production Company	316	933	30N	7E	8	Pt NE	HBP	N/A	113.90	113.90	112.76	1/6	No
10/6/1994	Zbytowski, Paul J. & Carmen	Miller Resources 1994-1, LLC	331	560	30N	7E	7	E2NE	HBP	N/A	80.00	80.00	79.20	1/8	Yes
									Paxton Query Total Net Acres:			2481.85	2457.04		

Treasure Island
Alcona County, Michigan

Effect.			Recording		Legal Description				Expir.	Ext.	Gross	Net	Company		PPC
Date	Lessor	Lessee	Liber	Page	Town	Range	Section	Q/Q/Q	Date	Option	Acres	Acres	Net Acres	Royalty	Deductions
6/6/2002	Abbott, Janet C. & Richard	United Energy LLC	416	301	29N	7E	26	W2W2SWNW	HBP	N/A	9.00	9.00	8.1	1/8	Yes
3/6/2003	Abbott, John H. & Edith L.	Aurora Energy, Ltd.	422	547	29N	7E	25	E600' OF THE SW4SW4	HBP	N/A	18.18	18.18	16.362	1/6	Yes
12/2/1999	Adams, John G. & Norma J.	Petroleum Developement	396	55	29N	7E	23	PT.NE4NE4	HBP	N/A	2.50	2.50	2.25	1/8	Yes
12/2/1999	Bigelis, John L. & Sharon D.	Petroleum Developement	396	511	29N	7E	24	E3/4SESE	HBP	N/A	20.08	20.08	18.072	1/8	Yes
2/12/2003	Brink, Bryan B. & Jeanine L.	Aurora Energy, Ltd.	422	179	29N	7E	24	S2N2S2NE4	HBP	N/A	20.00	20.00	18	1/6	Yes
11/17/1999	Brown, William F. & Debra D.	Petroleum Developement	396	65	29N	7E	24	NW4NW4	HBP	N/A	22.36	22.36	20.124	1/6	Yes
3/8/2003	Buchler, Leonard & Gertrude	Aurora Energy, Ltd.	422	546	29N	7E	25	PT.SW4SW4	HBP	N/A	11.33	11.33	10.197	1/6	Yes

Exhibit "B" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

11 1999	Cairns, Sharon L.	Petroleum Developement	396	670	29N	7E	24	NW4NW4	HBP	N/A	7.74	7.47	6.7266	1/8	Yes
1 999	Cochran, Frances E. Trust	Petroleum Developement	395	794	29N	7E	24	S2SW4;S2NW4SW4;W2NE4SW4	HBP	N/A	110.00	110.00	99	1/8	Yes
5/3 /2003	Crowl, Margaret J	Aurora Energy, Ltd.	425	641	29N	7E	25	Pt SWSW	HBP	N/A	1.00	1.00	0.9	1/6	Yes
10/6/2000	Eller, Ernest & Jean	Pine River Oil & Gas Company	414	204	29N	7E	24	NWNE, PtSENW, Pt S2NENW	HBP	N/A	45.45	45.45	40.905	1/6	Yes
10/18/2002	Epley, Frank W. & Linda V.	United Energy, LLC	420	325	29N	7E	24	N/2 SE/4; E/2 NE/4 SW/4	HBP	N/A	100.00	100.00	90	1/6	Yes
6/17/2001	Ferguson, Jeffery L. & Patricia L.	Aurora Energy, Ltd.	407	287	29N	8E	30	PT FRL W2NW	HBP	N/A	58.00	58.00	52.2	1/6	Yes
7/18/2001	Gerke, Gary H. & Ann H.	Aurora Energy, Ltd.	407	375	29N	8E	30	PT SWNW	HBP	N/A	2.04	2.04	1.836	1/6	Yes
4/29/2002	Goff, Anne R.	United Energy, LLC	416	303	29N	8E	36	S/2 N/2 SW/4 SW/4	HBP	N/A	10.09	10.09	9.081	1/8	Yes
4/19/2003	Hanson, Jeffrey D.	Aurora Energy, Ltd.	424	473	29N	8E	31	PT SE/4 SW/4	HBP	N/A	2.07	2.07	1.863	1/6	Yes
4/2/2003	Harmon, Karl & Chiaw Yu	Aurora Energy, Ltd.	423	520	29N	7E	25	PT. SW4SW4	HBP	N/A	0.50	0.50	0.45	1/6	Yes
1/11/2000	Harmon, Roxane C.	Petroleum Developement	396	669	29N	7E	25	PT.SW4SW4	HBP	N/A	8.00	8.00	7.2	1/8	Yes
4/2/2003	Harmon-Ford, Roxane C.	Aurora Energy, Ltd.	423	521	29N	7E	25	PT. SW4SW4	HBP	N/A	1.06	1.06	0.954	1/8	Yes
7/21/2003	Harrington Seeds, Inc.	Aurora Energy, Ltd.	427	383	29N	7E	26	NENE	HBP	N/A	40.00	40.00	36	1/6	Yes
11/17/2000	Hayden, Gerald	Pine River Oil & Gas Company	414	203	29N	7E	25	N2NENSE	HBP	N/A	20.00	20.00	18	1/8	Yes
8/9/2002	Kandal, Ernest J. & Linda M.	United Energy LLC	417	627	29N	7E	36	E2E2NWNE	HBP	N/A	9.90	9.90	8.91	1/8	Yes
7/31/2002	Kisliszewski, Virgil & Virginia	United Energy LLC	417	347	29N	7E	24	SWSE; W 10 AC SESE	HBP	N/A	50.00	50.00	45	1/8	Yes
7/31/2002	Kieliszewski, Virgil & Virginia	United Energy LLC	417	347	29N	7E	25	NENE	HBP	N/A	40.00	40.00	36	1/8	Yes
5/8/2001	Kowalski, Robert D.	Aurora Energy, Ltd.	406	528	29N	8E	31	PT SESW	HBP	N/A	37.93	37.93	34.137	1/6	Yes
7/17/2001	LaBell, Alfred J. & Valere A.	Aurora Energy, Ltd.	407	155	29N	8E	30	PT SWNW	HBP	N/A	9.09	9.09	8.181	1/7	Yes
7/20/2001	LaCross, Gary L. & Elaine Kay	Aurora Energy, Ltd.	407	372	29N	8E	30	S2N2 FRL SW	HBP	N/A	37.78	37.78	34.002	1/5	Yes
4/27/2003	LaCross, Wayne C. & Patricia	Aurora Energy, Ltd.	424	789	29N	8E	30	S/2 N/2 SW/4	HBP	N/A	40.00	10.00	9	1/8	Yes
2/16/2000	Latuszek, Peter J. & Salome	Petroleum Developement	396	956	29N	7E	23	PT NE4NE4	HBP	N/A	2.00	2.00	1.8	1/6	Yes
6/15/2001	Lee, Donald H.	Aurora Energy, Ltd.	407	286	29N	8E	31	NESW; W FRL HALF SW	HBP	N/A	106.48	106.48	95.832	1/6	Yes
5/25/2001	Lee, Robert D & Mary Kay	Aurora Energy, Ltd.	406	540	29N	8E	31	FRL NW	HBP	N/A	148.24	148.24	133.416	1/6	Yes
3/1/2003	Leeseberg, Arthur B. & Ann M.	Aurora Energy, Ltd.	422	548	29N	7E	24	N2NENW4 EXC W2/W2	HBP	N/A	15.00	15.00	13.5	1/6	Yes
2/ 000	Liske, Darrell T. & Carolyn	Petroleum Developement	396	673	29N	7E	23	NPT NE4NE4	HBP	N/A	2.00	2.00	1.8	1/8	Yes
02	Liske, Evelyn D.	United Energy LLC	417	349	29N	7E	24	NWNE;E2SENENW;E2E2SENW	HBP	N/A	68.18	22.72	20.448	1/8	Yes
8/ 2002	Liske, Evelyn D.	United Energy LLC	417	349	29N	7E	36	PTNWNE	HBP	N/A	24.84	24.84	22.356	1/8	Yes
7/18/2001	Loewe, Paul & Nancy Jo	Aurora Energy, Ltd.	407	156	29N	6E	30	PT SWNW	HBP	N/A	8.78	8.78	7.902	1/6	Yes
6/12/2003	Maher, Timothy J. & Beverly L.	Aurora Energy, Ltd.	425	867	29N	7E	24	N2N2S2NE	HBP	N/A	20.00	20.00	18	1/6	Yes
3/29/2002	Morey, Barbara	United Energy LLC	416	308	29N	7E	26	PTSWNW	HBP	N/A	31.00	31.00	27.9	1/8	Yes
2/9/2000	Nagy, Raymond E. & Mavis L.	Petroleum Developement	397	740	29N	7E	25	SW4NW4	HBP	N/A	40.00	40.00	36	1/8	Yes
2/21/2002	Orllieb, Bertha A.	United Energy LLC	413	615	29N	7E	36	NESE	HBP	N/A	40.00	40.00	36	1/8	Yes
6/10/2002	Osborn, Mary	United Energy LLC	417	839	29N	7E	26	NWSW	HBP	N/A	40.00	40.00	36	1/8	Yes
6/9/1994	Palwoda, Alexander	Wolverine Gas & Oil	309	61	29N	7E	24	NW4NW4	HBP	N/A	9.54	9.54	8.586	1/8	Yes
1/8/2003	Pierce, Robert A. & Phyllis M.	United Energy, LLC	421	907	29N	8E	36	PT S/2 W/2 W/2 NW/4 NE/4	HBP	N/A	5.10	5.10	4.59	1/6	Yes
11/19/1999	Ratz, Albert W. & Rudy D.	Petroleum Developement	395	793	29N	7E	23	PT.NE4NE4	HBP	N/A	1.00	1.00	0.9	1/8	Yes
3/16/2003	Robbins, Jack F. & Patricia	Aurora Energy, Ltd.	423	160	29N	7E	26	NW4NE4	HBP	N/A	40.00	40.00	36	1/6	Yes
7/20/2001	Rondeau, Roy R. & Nancy L.	Aurora Energy, Ltd.	407	157	29N	8E	30	FRL N2N2SW	HBP	N/A	37.78	37.78	34.002	1/6	Yes
6/14/1994	Rondeau, Thomas & Christine	Wolverine Gas & Oil	309	71	29N	7E	24	S2N2S2NE4	HBP	N/A	20.00	20.00	18	1/8	Yes
6/6/2002	Shunk, Frederick W.	United Energy LLC	416	300	29N	7E	26	W2W2SWNW	HBP	N/A	9.00	9.00	8.1	1/8	Yes
12/20/1999	Siegert, Marilyn E.	Petroleum Developement	396	63	29N	7E	23	NENE	HBP	N/A	10.04	10.04	9.036	1/8	Yes
2/14/2001	Smith, Joyce L.	Ward Lake Energy	404	381	29N	7E	23	NE4NE4	HBP	N/A	10.43	10.43	9.387	1/6	Yes
6/1/2001	Souva, Gerald A. & Doretta Joy	Aurora Energy, Ltd.	406	503	29N	8E	30	W2E2NW	HBP	N/A	60.00	30.00	27	1/6	Yes
6/1/2001	Souva, Gerald A. & Doretta Joy	Aurora Energy, Ltd.	406	503	29N	8E	30	PT W2NE	HBP	N/A	40.00	40.00	36	1/6	Yes
6/1/2001	Souva, Larry J. & Vicky L.	Aurora Energy, Ltd.	406	501	29N	8E	30	PT W2NE	HBP	N/A	60.00	30.00	27	1/6	Yes

Exhibit "B" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

9[illegible]02	State of Michigan #37301	White Pine Land Company	418	15	29N	8E	30	S2SW	HBP	N/A	74.89	74.89	67.401	1/6	State
[illegible]02	State of Michigan #37295	White Pine Land Company	418	14	29N	7E	25	N2SW	HBP	N/A	80.00	80.00	72	1/6	State
11/4/1996	State of Michigan #34062	Terra Energy LTD.	334	721	29N	7E	25	NW4NE4;S2NE4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34063	Terra Energy LTD.	334	733	29N	7E	25	N2NW4;SE4NW4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34064	Terra Energy LTD.	334	745	29N	7E	25	NWSE,SESE,SWSE	HBP	N/A	120.00	120.00	108	1/6	State
9/6/2002	State of Michigan #N-37296	White Pine Land Company	418	13	29N	7E	25	SESW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37297	White Pine Land Company	418	12	29N	7E	26	S2NE	HBP	N/A	80.00	80.00	72	1/6	State
9/6/2002	State of Michigan #37299	White Pine Land Company	418	10	29N	7E	36	NWNW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37298	White Pine Land Company	418	11	29N	7E	26	SENW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37300	White Pine Land Company	418	9	29N	7E	36	W2SE;SESE	HBP	N/A	120.00	120.00	108	1/6	State
3/28/2002	Stevens, Glen & Darlene	United Energy, LLC	416	302	29N	8E	36	PT SESW	HBP	N/A	36.34	36.34	32.706	1/8	Yes
9/10/2003	Sylvester, Kevin D. & Debra	Aurora Energy, Ltd.	429	87	29N	7E	26	E2E2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
6/23/1994	Tews, Danny R. & Anna L.	Wolverine Gas & Oil	309	486	29N	7E	23	S PT.NE4NE4	HBP	N/A	10.01	10.01	9.009	1/8	Yes
2/4/2003	Tinnefeld, Edelgard & Axel D.	Aurora Energy, Ltd.	421	797	29N	7E	24	S/2 S/2 NE/4	HBP	N/A	40.00	40.00	36	1/7	Yes
6/29/1994	Tinnefeld, Ernst & Edelgard	Wolverine Gas & Oil	309	515	29N	7E	24	S2S2NE4	HBP	N/A	40.00	40.00	36	1/8	Yes
4/21/2003	Webster, James & Fydelis	Aurora Energy, Ltd.	424	472	29N	8E	24	W/2 SE/4 NW/4	HBP	N/A	32.00	32.00	28.8	1/6	Yes
3/7/2002	Wilke, Jerry	United Energy LLC	416	304	29N	7E	26	W2NENW;E2E2E2NWNW	HBP	N/A	25.00	25.00	22.5	1/8	Yes
3/6/2002	Wilke, Randal	United Energy LLC	416	306	29N	7E	26	W/2E/2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
									Treasure Island Total Net Acres:			2486.02	2237.42		

Black Bean #2
Alpena County, Michigan

Effect. Date	Lessor	Lessee	Recording Liber	Page	Legal Description Town	Range	Section	Q/Q/Q	Expir. Date	Ext. Option	Gross Acres	Net Acres	Aurora Net Acres	Royalty	PPC Deductions
12/20/2002	Alpena Public School	Kosco Energy, LLC.	422	188	30N	7E	7	SWSW	HBO	N/A	10.00	10.00	7.29	1/8	Yes
3[illegible]01	Arlt, Melvin & Joyce	Kosco Energy, LLC.	404	240	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
3[illegible]01	Arlt, Ricky & Claudia	Kosco Energy, LLC.	404	242	30N	7E	18	S/2NW, NENW	HBP	N/A	104.00	34.66	25.25	1/6	No
2/14/2001	Armstrong, Steven & Shirley	Kosco Energy, LLC.	409	532	30N	6E	12	SWSE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
7/30/2002	Balogh, Lorraine	Kosco Energy, LLC.	417	256	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
7/29/2002	Roy & Marlene Living Trust et al	Kosco Energy, LLC.	417	257	30N	7E	7	S/2SE	HBO	N/A	80.00	26.66	19.42	1/8	Yes
2/21/2001	Carey, Mary	Kosco Energy, LLC.	403	463	30N	6E	12	NESE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
3/20/2001	Collins, Richard & Delores	Kosco Energy, LLC.	404	243	30N	6E	11	S/2SE	HBO	N/A	80.00	80.00	58.28	1/6	Yes
3/20/2001	Domke, William et al	Kosco Energy, LLC.	404	244	30N	6E	11	N/2SW	HBP	N/A	80.00	80.00	58.28	1/6	Yes
2/28/2001	Ferguson, Betty	Kosco Energy, LLC.	404	241	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
12/23/1993	Grochowski, Anthony & Janice	Terra Energy, Ltd.	306	142	30N	6E	11	SWSW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
12/18/2000	Laurin, Theresa	Kosco Energy, LLC.	402	664	30N	6E	12	W/2SW	HBO	N/A	80.00	80.00	58.28	1/6	Yes
7/31/2002	Malburg, Donna	Kosco Energy, LLC.	417	258	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
8/13/2001	Nye, William & Barbara	Kosco Energy, LLC.	408	83	30N	7E	7	Part NESW, NWSW	HBP	N/A	59.59	59.59	43.41	1/6	Yes
4/13/2001	Peltier, Herbert & Jacqueline	Kosco Energy, LLC.	404	955	30N	6E	12	Part E/2SW	HBO	N/A	39.00	39.00	28.41	1/8	Yes
12/22/1993	Prevo, Delmar & Elaine	Terra Energy, Ltd.	306	154	30N	6E	11	SESW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
9/11/2001	St. John, Carl & Susan	Kosco Energy, LLC.	409	533	30N	6E	11	Part NWSE	HBO	N/A	1.00	1.00	0.73	1/8	Yes
3/2/2000	State of Michigan #N-36160	White Pine Land Co.	414	329	30N	6E	13	NENE,SENE	HBO	N/A	80.00	80.00	58.28	1/6	State
9/6/2002	State of Michigan #N-37303	White Pine Land Co.	417	632	30N	6E	12	SESE	HBO	N/A	40.00	40.00	29.14	1/6	State
9/6/2002	State of Michigan #N-37305	White Pine Land Co.	417	631	30N	7E	18	NWNW	HBO	N/A	23.60	23.60	17.19	1/6	State
9/3/2003	State of Michigan #37965	White Pine Land Co.	429	825	30N	6E	13	NWNE,SWNE	HBO	N/A	80.00	80.00	58.28	1/6	State

9[illegible]02	State of Michigan #37301	White Pine Land Company	418	15	29N	8E	30	S2SW	HBP	N/A	74.89	74.89	67.401	1/6	State
[illegible]02	State of Michigan #37295	White Pine Land Company	418	14	29N	7E	25	N2SW	HBP	N/A	80.00	80.00	72	1/6	State
11/4/1996	State of Michigan #34062	Terra Energy LTD.	334	721	29N	7E	25	NW4NE4;S2NE4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34063	Terra Energy LTD.	334	733	29N	7E	25	N2NW4;SE4NW4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34064	Terra Energy LTD.	334	745	29N	7E	25	NWSE,SESE,SWSE	HBP	N/A	120.00	120.00	108	1/6	State
9/6/2002	State of Michigan #N-37296	White Pine Land Company	418	13	29N	7E	25	SESW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37297	White Pine Land Company	418	12	29N	7E	26	S2NE	HBP	N/A	80.00	80.00	72	1/6	State
9/6/2002	State of Michigan #37299	White Pine Land Company	418	10	29N	7E	36	NWNW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37298	White Pine Land Company	418	11	29N	7E	26	SENW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37300	White Pine Land Company	418	9	29N	7E	36	W2SE;SESE	HBP	N/A	120.00	120.00	108	1/6	State
3/28/2002	Stevens, Glen & Darlene	United Energy, LLC	416	302	29N	8E	36	PT SESW	HBP	N/A	36.34	36.34	32.706	1/8	Yes
9/10/2003	Sylvester, Kevin D. & Debra	Aurora Energy, Ltd.	429	87	29N	7E	26	E2E2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
6/23/1994	Tews, Danny R. & Anna L.	Wolverine Gas & Oil	309	486	29N	7E	23	S PT.NE4NE4	HBP	N/A	10.01	10.01	9.009	1/8	Yes
2/4/2003	Tinnefeld, Edelgard & Axel D.	Aurora Energy, Ltd.	421	797	29N	7E	24	S/2 S/2 NE/4	HBP	N/A	40.00	40.00	36	1/7	Yes
6/29/1994	Tinnefeld, Ernst & Edelgard	Wolverine Gas & Oil	309	515	29N	7E	24	S2S2NE4	HBP	N/A	40.00	40.00	36	1/8	Yes
4/21/2003	Webster, James & Fydelis	Aurora Energy, Ltd.	424	472	29N	8E	24	W/2 SE/4 NW/4	HBP	N/A	32.00	32.00	28.8	1/6	Yes
3/7/2002	Wilke, Jerry	United Energy LLC	416	304	29N	7E	26	W2NENW;E2E2E2NWNW	HBP	N/A	25.00	25.00	22.5	1/8	Yes
3/6/2002	Wilke, Randal	United Energy LLC	416	306	29N	7E	26	W/2E/2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
									Treasure Island Total Net Acres:			2486.02	2237.42		

Black Bean #2
Alpena County, Michigan

Effect.			Recording		Legal Description				Expir.	Ext.	Gross	Net	Aurora		PPC
Date	Lessor	Lessee	Liber	Page	Town	Range	Section	Q/Q/Q	Date	Option	Acres	Acres	Net Acres	Royalty	Deductions
12/20/2002	Alpena Public School	Kosco Energy, LLC.	422	188	30N	7E	7	SWSW	HBO	N/A	10.00	10.00	7.29	1/8	Yes
3[illegible]01	Arlt, Melvin & Joyce	Kosco Energy, LLC.	404	240	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
3[illegible]01	Arlt, Ricky & Claudia	Kosco Energy, LLC.	404	242	30N	7E	18	S/2NW, NENW	HBP	N/A	104.00	34.66	25.25	1/6	No
2/14/2001	Armstrong, Steven & Shirley	Kosco Energy, LLC.	409	532	30N	6E	12	SWSE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
7/30/2002	Balogh, Lorraine	Kosco Energy, LLC.	417	256	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
7/29/2002	Roy & Marlene Living Trust et al	Kosco Energy, LLC.	417	257	30N	7E	7	S/2SE	HBO	N/A	80.00	26.66	19.42	1/8	Yes
2/21/2001	Carey, Mary	Kosco Energy, LLC.	403	463	30N	6E	12	NESE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
3/20/2001	Collins, Richard & Delores	Kosco Energy, LLC.	404	243	30N	6E	11	S/2SE	HBO	N/A	80.00	80.00	58.28	1/6	Yes
3/20/2001	Domke, William et al	Kosco Energy, LLC.	404	244	30N	6E	11	N/2SW	HBP	N/A	80.00	80.00	58.28	1/6	Yes
2/28/2001	Ferguson, Betty	Kosco Energy, LLC.	404	241	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
12/23/1993	Grochowski, Anthony & Janice	Terra Energy, Ltd.	306	142	30N	6E	11	SWSW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
12/18/2000	Laurin, Theresa	Kosco Energy, LLC.	402	664	30N	6E	12	W/2SW	HBO	N/A	80.00	80.00	58.28	1/6	Yes
7/31/2002	Malburg, Donna	Kosco Energy, LLC.	417	258	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
8/13/2001	Nye, William & Barbara	Kosco Energy, LLC.	408	83	30N	7E	7	Part NESW, NWSW	HBP	N/A	59.59	59.59	43.41	1/6	Yes
4/13/2001	Peltier, Herbert & Jacqueline	Kosco Energy, LLC.	404	955	30N	6E	12	Part E/2SW	HBO	N/A	39.00	39.00	28.41	1/8	Yes
12/22/1993	Prevo, Delmar & Elaine	Terra Energy, Ltd.	306	154	30N	6E	11	SESW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
9/11/2001	St. John, Carl & Susan	Kosco Energy, LLC.	409	533	30N	6E	11	Part NWSE	HBO	N/A	1.00	1.00	0.73	1/8	Yes
3/2/2000	State of Michigan #N-36160	White Pine Land Co.	414	329	30N	6E	13	NENE,SENE	HBO	N/A	80.00	80.00	58.28	1/6	State
9/6/2002	State of Michigan #N-37303	White Pine Land Co.	417	632	30N	6E	12	SESE	HBO	N/A	40.00	40.00	29.14	1/6	State
9/6/2002	State of Michigan #N-37305	White Pine Land Co.	417	631	30N	7E	18	NWNW	HBO	N/A	23.60	23.60	17.19	1/6	State
9/3/2003	State of Michigan #37965	White Pine Land Co.	429	825	30N	6E	13	NWNE,SWNE	HBO	N/A	80.00	80.00	58.28	1/6	State

9/[illegible]02	State of Michigan #37301	White Pine Land Company	418	15	29N	8E	30	S2SW	HBP	N/A	74.89	74.89	67.401	1/6	State
[illegible]02	State of Michigan #37295	White Pine Land Company	418	14	29N	7E	25	N2SW	HBP	N/A	80.00	80.00	72	1/6	State
11/4/1996	State of Michigan #34062	Terra Energy LTD.	334	721	29N	7E	25	NW4NE4;S2NE4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34063	Terra Energy LTD.	334	733	29N	7E	25	N2NW4;SE4NW4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34064	Terra Energy LTD.	334	745	29N	7E	25	NWSE,SESE,SWSE	HBP	N/A	120.00	120.00	108	1/6	State
9/6/2002	State of Michigan #N-37296	White Pine Land Company	418	13	29N	7E	25	SESW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37297	White Pine Land Company	418	12	29N	7E	26	S2NE	HBP	N/A	80.00	80.00	72	1/6	State
9/6/2002	State of Michigan #37299	White Pine Land Company	418	10	29N	7E	36	NWNW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37298	White Pine Land Company	418	11	29N	7E	26	SENW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37300	White Pine Land Company	418	9	29N	7E	36	W2SE;SESE	HBP	N/A	120.00	120.00	108	1/6	State
3/28/2002	Stevens, Glen & Darlene	United Energy, LLC	416	302	29N	8E	36	PT SESW	HBP	N/A	36.34	36.34	32.706	1/8	Yes
9/10/2003	Sylvester, Kevin D. & Debra	Aurora Energy, Ltd.	429	87	29N	7E	26	E2E2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
6/23/1994	Tews, Danny R. & Anna L.	Wolverine Gas & Oil	309	486	29N	7E	23	S PT.NE4NE4	HBP	N/A	10.01	10.01	9.009	1/8	Yes
2/4/2003	Tinnefeld, Edelgard & Axel D.	Aurora Energy, Ltd.	421	797	29N	7E	24	S/2 S/2 NE/4	HBP	N/A	40.00	40.00	36	1/7	Yes
6/29/1994	Tinnefeld, Ernst & Edelgard	Wolverine Gas & Oil	309	515	29N	7E	24	S2S2NE4	HBP	N/A	40.00	40.00	36	1/8	Yes
4/21/2003	Webster, James & Fydelis	Aurora Energy, Ltd.	424	472	29N	8E	24	W/2 SE/4 NW/4	HBP	N/A	32.00	32.00	28.8	1/6	Yes
3/7/2002	Wilke, Jerry	United Energy LLC	416	304	29N	7E	26	W2NENW;E2E2E2NWNW	HBP	N/A	25.00	25.00	22.5	1/8	Yes
3/6/2002	Wilke, Randal	United Energy LLC	416	306	29N	7E	26	W/2E/2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
									Treasure Island Total Net Acres:			2486.02	2237.42		

Black Bean #2
Alpena County, Michigan

Effect. Date	Lessor	Lessee	Recording		Legal Description				Expir. Date	Ext. Option	Gross Acres	Net Acres	Aurora Net Acres	Royalty	PPC Deductions
			Liber	Page	Town	Range	Section	Q/Q/Q							
12/20/2002	Alpena Public School	Kosco Energy, LLC.	422	188	30N	7E	7	SWSW	HBO	N/A	10.00	10.00	7.29	1/8	Yes
3/[illegible]01	Arlt, Melvin & Joyce	Kosco Energy, LLC.	404	240	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
3/[illegible]01	Arlt, Ricky & Claudia	Kosco Energy, LLC.	404	242	30N	7E	18	S/2NW, NENW	HBP	N/A	104.00	34.66	25.25	1/6	No
2/14/2001	Armstrong, Steven & Shirley	Kosco Energy, LLC.	409	532	30N	6E	12	SWSE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
7/30/2002	Balogh, Lorraine	Kosco Energy, LLC.	417	256	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
7/29/2002	Roy & Marlene Living Trust et al	Kosco Energy, LLC.	417	257	30N	7E	7	S/2SE	HBO	N/A	80.00	26.66	19.42	1/8	Yes
2/21/2001	Carey, Mary	Kosco Energy, LLC.	403	463	30N	6E	12	NESE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
3/20/2001	Collins, Richard & Delores	Kosco Energy, LLC.	404	243	30N	6E	11	S/2SE	HBO	N/A	80.00	80.00	58.28	1/6	Yes
3/20/2001	Domke, William et al	Kosco Energy, LLC.	404	244	30N	6E	11	N/2SW	HBP	N/A	80.00	80.00	58.28	1/6	Yes
2/28/2001	Ferguson, Betty	Kosco Energy, LLC.	404	241	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
12/23/1993	Grochowski, Anthony & Janice	Terra Energy, Ltd.	306	142	30N	6E	11	SWSW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
12/18/2000	Laurin, Theresa	Kosco Energy, LLC.	402	664	30N	6E	12	W/2SW	HBO	N/A	80.00	80.00	58.28	1/6	Yes
7/31/2002	Malburg, Donna	Kosco Energy, LLC.	417	258	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
8/13/2001	Nye, William & Barbara	Kosco Energy, LLC.	408	83	30N	7E	7	Part NESW, NWSW	HBP	N/A	59.59	59.59	43.41	1/6	Yes
4/13/2001	Peltier, Herbert & Jacqueline	Kosco Energy, LLC.	404	955	30N	6E	12	Part E/2SW	HBO	N/A	39.00	39.00	28.41	1/8	Yes
12/22/1993	Prevo, Delmar & Elaine	Terra Energy, Ltd.	306	154	30N	6E	11	SESW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
9/11/2001	St. John, Carl & Susan	Kosco Energy, LLC.	409	533	30N	6E	11	Part NWSE	HBO	N/A	1.00	1.00	0.73	1/8	Yes
3/2/2000	State of Michigan #N-36160	White Pine Land Co.	414	329	30N	6E	13	NENE,SENE	HBO	N/A	80.00	80.00	58.28	1/6	State
9/6/2002	State of Michigan #N-37303	White Pine Land Co.	417	632	30N	6E	12	SESE	HBO	N/A	40.00	40.00	29.14	1/6	State
9/6/2002	State of Michigan #N-37305	White Pine Land Co.	417	631	30N	7E	18	NWNW	HBO	N/A	23.60	23.60	17.19	1/6	State
9/3/2003	State of Michigan #37965	White Pine Land Co.	429	825	30N	6E	13	NWNE,SWNE	HBO	N/A	80.00	80.00	58.28	1/6	State

9[illegible]02	State of Michigan #37301	White Pine Land Company	418	15	29N	8E	30	S2SW	HBP	N/A	74.89	74.89	67.401	1/6	State
[illegible]02	State of Michigan #37295	White Pine Land Company	418	14	29N	7E	25	N2SW	HBP	N/A	80.00	80.00	72	1/6	State
11/4/1996	State of Michigan #34062	Terra Energy LTD.	334	721	29N	7E	25	NW4NE4;S2NE4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34063	Terra Energy LTD.	334	733	29N	7E	25	N2NW4;SE4NW4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34064	Terra Energy LTD.	334	745	29N	7E	25	NWSE,SESE,SWSE	HBP	N/A	120.00	120.00	108	1/6	State
9/6/2002	State of Michigan #N-37296	White Pine Land Company	418	13	29N	7E	25	SESW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37297	White Pine Land Company	418	12	29N	7E	26	S2NE	HBP	N/A	80.00	80.00	72	1/6	State
9/6/2002	State of Michigan #37299	White Pine Land Company	418	10	29N	7E	36	NWNW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37298	White Pine Land Company	418	11	29N	7E	26	SENW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37300	White Pine Land Company	418	9	29N	7E	36	W2SE;SESE	HBP	N/A	120.00	120.00	108	1/6	State
3/28/2002	Stevens, Glen & Darlene	United Energy, LLC	416	302	29N	8E	36	PT SESW	HBP	N/A	36.34	36.34	32.706	1/8	Yes
9/10/2003	Sylvester, Kevin D. & Debra	Aurora Energy, Ltd.	429	87	29N	7E	26	E2E2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
6/23/1994	Tews, Danny R. & Anna L.	Wolverine Gas & Oil	309	486	29N	7E	23	S PT.NE4NE4	HBP	N/A	10.01	10.01	9.009	1/8	Yes
2/4/2003	Tinnefeld, Edelgard & Axel D.	Aurora Energy, Ltd.	421	797	29N	7E	24	S/2 S/2 NE/4	HBP	N/A	40.00	40.00	36	1/7	Yes
6/29/1994	Tinnefeld, Ernst & Edelgard	Wolverine Gas & Oil	309	515	29N	7E	24	S2S2NE4	HBP	N/A	40.00	40.00	36	1/8	Yes
4/21/2003	Webster, James & Fydelis	Aurora Energy, Ltd.	424	472	29N	8E	24	W/2 SE/4 NW/4	HBP	N/A	32.00	32.00	28.8	1/6	Yes
3/7/2002	Wilke, Jerry	United Energy LLC	416	304	29N	7E	26	W2NENW;E2E2E2NWNW	HBP	N/A	25.00	25.00	22.5	1/8	Yes
3/6/2002	Wilke, Randal	United Energy LLC	416	306	29N	7E	26	W/2E/2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
									Treasure Island Total Net Acres:			2486.02	2237.42		

Black Bean #2
Alpena County, Michigan

Effect. Date	Lessor	Lessee	Recording Liber	Page	Legal Description Town	Range	Section	Q/Q/Q	Expir. Date	Ext. Option	Gross Acres	Net Acres	Aurora Net Acres	Royalty	PPC Deductions
12/20/2002	Alpena Public School	Kosco Energy, LLC.	422	188	30N	7E	7	SWSW	HBO	N/A	10.00	10.00	7.29	1/8	Yes
3[illegible]01	Artt, Melvin & Joyce	Kosco Energy, LLC.	404	240	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
3[illegible]01	Artt, Ricky & Claudia	Kosco Energy, LLC.	404	242	30N	7E	18	S/2NW, NENW	HBP	N/A	104.00	34.66	25.25	1/6	No
2/14/2001	Armstrong, Steven & Shirley	Kosco Energy, LLC.	409	532	30N	6E	12	SWSE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
7/30/2002	Balogh, Lorraine	Kosco Energy, LLC.	417	256	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
7/29/2002	Roy & Marlene Living Trust et al	Kosco Energy, LLC.	417	257	30N	7E	7	S/2SE	HBO	N/A	80.00	26.66	19.42	1/8	Yes
2/21/2001	Carey, Mary	Kosco Energy, LLC.	403	463	30N	6E	12	NESE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
3/20/2001	Collins, Richard & Delores	Kosco Energy, LLC.	404	243	30N	6E	11	S/2SE	HBO	N/A	80.00	80.00	58.28	1/6	Yes
3/20/2001	Domke, William et al	Kosco Energy, LLC.	404	244	30N	6E	11	N/2SW	HBP	N/A	80.00	80.00	58.28	1/6	Yes
2/28/2001	Ferguson, Betty	Kosco Energy, LLC.	404	241	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
12/23/1993	Grochowski, Anthony & Janice	Terra Energy, Ltd.	306	142	30N	6E	11	SWSW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
12/18/2000	Laurin, Theresa	Kosco Energy, LLC.	402	664	30N	6E	12	W/2SW	HBO	N/A	80.00	80.00	58.28	1/6	Yes
7/31/2002	Malburg, Donna	Kosco Energy, LLC.	417	258	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
8/13/2001	Nye, William & Barbara	Kosco Energy, LLC.	408	83	30N	7E	7	Part NESW, NWSW	HBP	N/A	59.59	59.59	43.41	1/6	Yes
4/13/2001	Peltier, Herbert & Jacqueline	Kosco Energy, LLC.	404	955	30N	6E	12	Part E/2SW	HBO	N/A	39.00	39.00	28.41	1/8	Yes
12/22/1993	Prevo, Delmar & Elaine	Terra Energy, Ltd.	306	154	30N	6E	11	SESW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
9/11/2001	St. John, Carl & Susan	Kosco Energy, LLC.	409	533	30N	6E	11	Part NWSE	HBO	N/A	1.00	1.00	0.73	1/8	Yes
3/2/2000	State of Michigan #N-36160	White Pine Land Co.	414	329	30N	6E	13	NENE,SENE	HBO	N/A	80.00	80.00	58.28	1/6	State
9/6/2002	State of Michigan #N-37303	White Pine Land Co.	417	632	30N	6E	12	SESE	HBO	N/A	40.00	40.00	29.14	1/6	State
9/6/2002	State of Michigan #N-37305	White Pine Land Co.	417	631	30N	7E	18	NWNW	HBO	N/A	23.60	23.60	17.19	1/6	State
9/3/2003	State of Michigan #37965	White Pine Land Co.	429	825	30N	6E	13	NWNE,SWNE	HBO	N/A	80.00	80.00	58.28	1/6	State

Exhibit "B" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

9[illegible]02	State of Michigan #37301	White Pine Land Company	418	15	29N	8E	30	S2SW	HBP	N/A	74.89	74.89	67.401	1/6	State
[illegible]02	State of Michigan #37295	White Pine Land Company	418	14	29N	7E	25	N2SW	HBP	N/A	80.00	80.00	72	1/6	State
11/4/1996	State of Michigan #34062	Terra Energy LTD.	334	721	29N	7E	25	NW4NE4;S2NE4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34063	Terra Energy LTD.	334	733	29N	7E	25	N2NW4;SE4NW4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34064	Terra Energy LTD.	334	745	29N	7E	25	NWSE,SESE,SWSE	HBP	N/A	120.00	120.00	108	1/6	State
9/6/2002	State of Michigan #N-37296	White Pine Land Company	418	13	29N	7E	25	SESW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37297	White Pine Land Company	418	12	29N	7E	26	S2NE	HBP	N/A	80.00	80.00	72	1/6	State
9/6/2002	State of Michigan #37299	White Pine Land Company	418	10	29N	7E	36	NWNW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37298	White Pine Land Company	418	11	29N	7E	26	SENW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37300	White Pine Land Company	418	9	29N	7E	36	W2SE;SESE	HBP	N/A	120.00	120.00	108	1/6	State
3/28/2002	Stevens, Glen & Darlene	United Energy, LLC	416	302	29N	8E	36	PT SESW	HBP	N/A	36.34	36.34	32.706	1/8	Yes
9/10/2003	Sylvester, Kevin D. & Debra	Aurora Energy, Ltd.	429	87	29N	7E	26	E2E2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
6/23/1994	Tews, Danny R. & Anna L.	Wolverine Gas & Oil	309	486	29N	7E	23	S PT.NE4NE4	HBP	N/A	10.01	10.01	9.009	1/8	Yes
2/4/2003	Tinnefeld, Edelgard & Axel D.	Aurora Energy, Ltd.	421	797	29N	7E	24	S/2 S/2 NE/4	HBP	N/A	40.00	40.00	36	1/7	Yes
6/29/1994	Tinnefeld, Ernst & Edelgard	Wolverine Gas & Oil	309	515	29N	7E	24	S2S2NE4	HBP	N/A	40.00	40.00	36	1/8	Yes
4/21/2003	Webster, James & Fydelis	Aurora Energy, Ltd.	424	472	29N	8E	24	W/2 SE/4 NW/4	HBP	N/A	32.00	32.00	28.8	1/6	Yes
3/7/2002	Wilke, Jerry	United Energy LLC	416	304	29N	7E	26	W2NENW;E2E2E2NWNW	HBP	N/A	25.00	25.00	22.5	1/8	Yes
3/6/2002	Wilke, Randal	United Energy LLC	416	306	29N	7E	26	W/2E/2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
								Treasure Island Total Net Acres:				2486.02	2237.42		

Black Bean #2
Alpena County, Michigan

Effect. Date	Lessor	Lessee	Recording		Legal Description				Expir. Date	Ext. Option	Gross Acres	Net Acres	Aurora Net Acres	Royalty	PPC Deductions
			Liber	Page	Town	Range	Section	Q/Q/Q							
12/20/2002	Alpena Public School	Kosco Energy, LLC.	422	188	30N	7E	7	SWSW	HBO	N/A	10.00	10.00	7.29	1/8	Yes
3[illegible]01	Artt, Melvin & Joyce	Kosco Energy, LLC.	404	240	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
3[illegible]01	Artt, Ricky & Claudia	Kosco Energy, LLC.	404	242	30N	7E	18	S/2NW, NENW	HBP	N/A	104.00	34.66	25.25	1/6	No
2/14/2001	Armstrong, Steven & Shirley	Kosco Energy, LLC.	409	532	30N	6E	12	SWSE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
7/30/2002	Balogh, Lorraine	Kosco Energy, LLC.	417	256	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
7/29/2002	Roy & Marlene Living Trust et al	Kosco Energy, LLC.	417	257	30N	7E	7	S/2SE	HBO	N/A	80.00	26.66	19.42	1/8	Yes
2/21/2001	Carey, Mary	Kosco Energy, LLC.	403	463	30N	6E	12	NESE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
3/20/2001	Collins, Richard & Delores	Kosco Energy, LLC.	404	243	30N	6E	11	S/2SE	HBO	N/A	80.00	80.00	58.28	1/6	Yes
3/20/2001	Domke, William et al	Kosco Energy, LLC.	404	244	30N	6E	11	N/2SW	HBP	N/A	80.00	80.00	58.28	1/6	Yes
2/28/2001	Ferguson, Betty	Kosco Energy, LLC.	404	241	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
12/23/1993	Grochowski, Anthony & Janice	Terra Energy, Ltd.	306	142	30N	6E	11	SWSW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
12/18/2000	Laurin, Theresa	Kosco Energy, LLC.	402	664	30N	6E	12	W/2SW	HBO	N/A	80.00	80.00	58.28	1/6	Yes
7/31/2002	Malburg, Donna	Kosco Energy, LLC.	417	258	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
8/13/2001	Nye, William & Barbara	Kosco Energy, LLC.	408	83	30N	7E	7	Part NESW, NWSW	HBP	N/A	59.59	59.59	43.41	1/6	Yes
4/13/2001	Peltier, Herbert & Jacqueline	Kosco Energy, LLC.	404	955	30N	6E	12	Part E/2SW	HBO	N/A	39.00	39.00	28.41	1/8	Yes
12/22/1993	Prevo, Delmar & Elaine	Terra Energy, Ltd.	306	154	30N	6E	11	SESW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
9/11/2001	St. John, Carl & Susan	Kosco Energy, LLC.	409	533	30N	6E	11	Part NWSE	HBO	N/A	1.00	1.00	0.73	1/8	Yes
3/2/2000	State of Michigan #N-36160	White Pine Land Co.	414	329	30N	6E	13	NENE,SENE	HBO	N/A	80.00	80.00	58.28	1/6	State
9/6/2002	State of Michigan #N-37303	White Pine Land Co.	417	632	30N	6E	12	SESE	HBO	N/A	40.00	40.00	29.14	1/6	State
9/6/2002	State of Michigan #N-37305	White Pine Land Co.	417	631	30N	7E	18	NWNW	HBO	N/A	23.60	23.60	17.19	1/6	State
9/3/2003	State of Michigan #37965	White Pine Land Co.	429	825	30N	6E	13	NWNE,SWNE	HBO	N/A	80.00	80.00	58.28	1/6	State

[illegible]	State of Michigan #37301	White Pine Land Company	418	15	29N	8E	30	S2SW	HBP	N/A	74.89	74.89	67.401	1/6	State
[illegible]	State of Michigan #37295	White Pine Land Company	418	14	29N	7E	25	N2SW	HBP	N/A	80.00	80.00	72	1/6	State
11/4/1996	State of Michigan #34062	Terra Energy LTD.	334	721	29N	7E	25	NW4NE4;S2NE4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34063	Terra Energy LTD.	334	733	29N	7E	25	N2NW4;SE4NW4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34064	Terra Energy LTD.	334	745	29N	7E	25	NWSE,SESE,SWSE	HBP	N/A	120.00	120.00	108	1/6	State
9/6/2002	State of Michigan #N-37296	White Pine Land Company	418	13	29N	7E	25	SESW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37297	White Pine Land Company	418	12	29N	7E	26	S2NE	HBP	N/A	80.00	80.00	72	1/6	State
9/6/2002	State of Michigan #37299	White Pine Land Company	418	10	29N	7E	36	NWNW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37298	White Pine Land Company	418	11	29N	7E	26	SENW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37300	White Pine Land Company	418	9	29N	7E	36	W2SE;SESE	HBP	N/A	120.00	120.00	108	1/6	State
3/28/2002	Stevens, Glen & Darlene	United Energy, LLC	416	302	29N	8E	36	PT SESW	HBP	N/A	36.34	36.34	32.706	1/8	Yes
9/10/2003	Sylvester, Kevin D. & Debra	Aurora Energy, Ltd.	429	87	29N	7E	26	E2E2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
6/23/1994	Tews, Danny R. & Anna L.	Wolverine Gas & Oil	309	486	29N	7E	23	S PT.NE4NE4	HBP	N/A	10.01	10.01	9.009	1/8	Yes
2/4/2003	Tinnefeld, Edelgard & Axel D.	Aurora Energy, Ltd.	421	797	29N	7E	24	S/2 S/2 NE/4	HBP	N/A	40.00	40.00	36	1/7	Yes
6/29/1994	Tinnefeld, Ernst & Edelgard	Wolverine Gas & Oil	309	515	29N	7E	24	S2S2NE4	HBP	N/A	40.00	40.00	36	1/8	Yes
4/21/2003	Webster, James & Fydelis	Aurora Energy, Ltd.	424	472	29N	8E	24	W/2 SE/4 NW/4	HBP	N/A	32.00	32.00	28.8	1/6	Yes
3/7/2002	Wilke, Jerry	United Energy LLC	416	304	29N	7E	26	W2NENW;E2E2E2NWNW	HBP	N/A	25.00	25.00	22.5	1/8	Yes
3/6/2002	Wilke, Randal	United Energy LLC	416	306	29N	7E	26	W/2E/2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
									Treasure Island Total Net Acres:			2486.02	2237.42		

Black Bean #2
Alpena County, Michigan

Effect.			Recording		Legal Description				Expir.	Ext.	Gross	Net	Aurora		PPC
Date	Lessor	Lessee	Liber	Page	Town	Range	Section	Q/Q/Q	Date	Option	Acres	Acres	Net Acres	Royalty	Deductions
12/20/2002	Alpena Public School	Kosco Energy, LLC.	422	188	30N	7E	7	SWSW	HBO	N/A	10.00	10.00	7.29	1/8	Yes
[illegible]	Arlt, Melvin & Joyce	Kosco Energy, LLC.	404	240	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
[illegible]	Arlt, Ricky & Claudia	Kosco Energy, LLC.	404	242	30N	7E	18	S/2NW, NENW	HBP	N/A	104.00	34.66	25.25	1/6	No
2/14/2001	Armstrong, Steven & Shirley	Kosco Energy, LLC.	409	532	30N	6E	12	SWSE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
7/30/2002	Balogh, Lorraine	Kosco Energy, LLC.	417	256	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
7/29/2002	Roy & Marlene Living Trust et al	Kosco Energy, LLC.	417	257	30N	7E	7	S/2SE	HBO	N/A	80.00	26.66	19.42	1/8	Yes
2/21/2001	Carey, Mary	Kosco Energy, LLC.	403	463	30N	6E	12	NESE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
3/20/2001	Collins, Richard & Delores	Kosco Energy, LLC.	404	243	30N	6E	11	S/2SE	HBO	N/A	80.00	80.00	58.28	1/6	Yes
3/20/2001	Domke, William et al	Kosco Energy, LLC.	404	244	30N	6E	11	N/2SW	HBP	N/A	80.00	80.00	58.28	1/6	Yes
2/28/2001	Ferguson, Betty	Kosco Energy, LLC.	404	241	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
12/23/1993	Grochowski, Anthony & Janice	Terra Energy, Ltd.	306	142	30N	6E	11	SWSW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
12/18/2000	Laurin, Theresa	Kosco Energy, LLC.	402	664	30N	6E	12	W/2SW	HBO	N/A	80.00	80.00	58.28	1/6	Yes
7/31/2002	Malburg, Donna	Kosco Energy, LLC.	417	258	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
8/13/2001	Nye, William & Barbara	Kosco Energy, LLC.	408	83	30N	7E	7	Part NESW, NWSW	HBP	N/A	59.59	59.59	43.41	1/6	Yes
4/13/2001	Peltier, Herbert & Jacqueline	Kosco Energy, LLC.	404	955	30N	6E	12	Part E/2SW	HBO	N/A	39.00	39.00	28.41	1/8	Yes
12/22/1993	Prevo, Delmar & Elaine	Terra Energy, Ltd.	306	154	30N	6E	11	SESW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
9/11/2001	St. John, Carl & Susan	Kosco Energy, LLC.	409	533	30N	6E	11	Part NWSE	HBO	N/A	1.00	1.00	0.73	1/8	Yes
3/2/2000	State of Michigan #N-36160	White Pine Land Co.	414	329	30N	6E	13	NENE,SENE	HBO	N/A	80.00	80.00	58.28	1/6	State
9/6/2002	State of Michigan #N-37303	White Pine Land Co.	417	632	30N	6E	12	SESE	HBO	N/A	40.00	40.00	29.14	1/6	State
9/6/2002	State of Michigan #N-37305	White Pine Land Co.	417	631	30N	7E	18	NWNW	HBO	N/A	23.60	23.60	17.19	1/6	State
9/3/2003	State of Michigan #37965	White Pine Land Co.	429	825	30N	6E	13	NWNE,SWNE	HBO	N/A	80.00	80.00	58.28	1/6	State

9 '02	State of Michigan #37301	White Pine Land Company	418	15	29N	8E	30	S2SW	HBP	N/A	74.89	74.89	67.401	1/6	State
02	State of Michigan #37295	White Pine Land Company	418	14	29N	7E	25	N2SW	HBP	N/A	80.00	80.00	72	1/6	State
11/4/1996	State of Michigan #34062	Terra Energy LTD.	334	721	29N	7E	25	NW4NE4;S2NE4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34063	Terra Energy LTD.	334	733	29N	7E	25	N2NW4;SE4NW4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34064	Terra Energy LTD.	334	745	29N	7E	25	NWSE,SESE,SWSE	HBP	N/A	120.00	120.00	108	1/6	State
9/6/2002	State of Michigan #N-37296	White Pine Land Company	418	13	29N	7E	25	SESW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37297	White Pine Land Company	418	12	29N	7E	26	S2NE	HBP	N/A	80.00	80.00	72	1/6	State
9/6/2002	State of Michigan #37299	White Pine Land Company	418	10	29N	7E	36	NWNW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37298	White Pine Land Company	418	11	29N	7E	26	SENW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37300	White Pine Land Company	418	9	29N	7E	36	W2SE;SESE	HBP	N/A	120.00	120.00	108	1/6	State
3/28/2002	Stevens, Glen & Darlene	United Energy, LLC	416	302	29N	8E	36	PT SESW	HBP	N/A	36.34	36.34	32.706	1/8	Yes
9/10/2003	Sylvester, Kevin D. & Debra	Aurora Energy, Ltd.	429	87	29N	7E	26	E2E2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
6/23/1994	Tews, Danny R. & Anna L.	Wolverine Gas & Oil	309	486	29N	7E	23	S PT.NE4NE4	HBP	N/A	10.01	10.01	9.009	1/8	Yes
2/4/2003	Tinnefeld, Edelgard & Axel D.	Aurora Energy, Ltd.	421	797	29N	7E	24	S/2 S/2 NE/4	HBP	N/A	40.00	40.00	36	1/7	Yes
6/29/1994	Tinnefeld, Ernst & Edelgard	Wolverine Gas & Oil	309	515	29N	7E	24	S2S2NE4	HBP	N/A	40.00	40.00	36	1/8	Yes
4/21/2003	Webster, James & Fydelis	Aurora Energy, Ltd.	424	472	29N	8E	24	W/2 SE/4 NW/4	HBP	N/A	32.00	32.00	28.8	1/6	Yes
3/7/2002	Wilke, Jerry	United Energy LLC	416	304	29N	7E	26	W2NENW;E2E2E2NWNW	HBP	N/A	25.00	25.00	22.5	1/8	Yes
3/6/2002	Wilke, Randal	United Energy LLC	416	306	29N	7E	26	W/2E/2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
									Treasure Island Total Net Acres:			2486.02	2237.42		

Black Bean #2
Alpena County, Michigan

Effect.			Recording		Legal Description				Expir.	Ext.	Gross	Net	Aurora		PPC
Date	Lessor	Lessee	Liber	Page	Town	Range	Section	Q/Q/Q	Date	Option	Acres	Acres	Net Acres	Royalty	Deductions
12/20/2002	Alpena Public School	Kosco Energy, LLC.	422	188	30N	7E	7	SWSW	HBO	N/A	10.00	10.00	7.29	1/8	Yes
3 '01	Arlt, Melvin & Joyce	Kosco Energy, LLC.	404	240	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
3. '01	Arlt, Ricky & Claudia	Kosco Energy, LLC.	404	242	30N	7E	18	S/2NW, NENW	HBP	N/A	104.00	34.66	25.25	1/6	No
2/14/2001	Armstrong, Steven & Shirley	Kosco Energy, LLC.	409	532	30N	6E	12	SWSE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
7/30/2002	Balogh, Lorraine	Kosco Energy, LLC.	417	256	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
7/29/2002	Roy & Marlene Living Trust et al	Kosco Energy, LLC.	417	257	30N	7E	7	S/2SE	HBO	N/A	80.00	26.66	19.42	1/8	Yes
2/21/2001	Carey, Mary	Kosco Energy, LLC.	403	463	30N	6E	12	NESE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
3/20/2001	Collins, Richard & Delores	Kosco Energy, LLC.	404	243	30N	6E	11	S/2SE	HBO	N/A	80.00	80.00	58.28	1/6	Yes
3/20/2001	Domke, William et al	Kosco Energy, LLC.	404	244	30N	6E	11	N/2SW	HBP	N/A	80.00	80.00	58.28	1/6	Yes
2/28/2001	Ferguson, Betty	Kosco Energy, LLC.	404	241	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
12/23/1993	Grochowski, Anthony & Janice	Terra Energy, Ltd.	306	142	30N	6E	11	SWSW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
12/18/2000	Laurin, Theresa	Kosco Energy, LLC.	402	664	30N	6E	12	W/2SW	HBO	N/A	80.00	80.00	58.28	1/6	Yes
7/31/2002	Malburg, Donna	Kosco Energy, LLC.	417	258	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
8/13/2001	Nye, William & Barbara	Kosco Energy, LLC.	408	83	30N	7E	7	Part NESW, NWSW	HBP	N/A	59.59	59.59	43.41	1/6	Yes
4/13/2001	Peltier, Herbert & Jacqueline	Kosco Energy, LLC.	404	955	30N	6E	12	Part E/2SW	HBO	N/A	39.00	39.00	28.41	1/8	Yes
12/22/1993	Provo, Delmar & Elaine	Terra Energy, Ltd.	306	154	30N	6E	11	SESW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
9/11/2001	St. John, Carl & Susan	Kosco Energy, LLC.	409	533	30N	6E	11	Part NWSE	HBO	N/A	1.00	1.00	0.73	1/8	Yes
3/2/2000	State of Michigan #N-36160	White Pine Land Co.	414	329	30N	6E	13	NENE,SENE	HBO	N/A	80.00	80.00	58.28	1/6	State
9/6/2002	State of Michigan #N-37303	White Pine Land Co.	417	632	30N	6E	12	SESE	HBO	N/A	40.00	40.00	29.14	1/6	State
9/6/2002	State of Michigan #N-37305	White Pine Land Co.	417	631	30N	7E	18	NWNW	HBO	N/A	23.60	23.60	17.19	1/6	State
9/3/2003	State of Michigan #37965	White Pine Land Co.	429	825	30N	6E	13	NWNE,SWNE	HBO	N/A	80.00	80.00	58.28	1/6	State

9 02	State of Michigan #37301	White Pine Land Company	418	15	29N	8E	30	S2SW	HBP	N/A	74.89	74.89	67.401	1/6	State
02	State of Michigan #37295	White Pine Land Company	418	14	29N	7E	25	N2SW	HBP	N/A	80.00	80.00	72	1/6	State
11/4/1996	State of Michigan #34062	Terra Energy LTD.	334	721	29N	7E	25	NW4NE4;S2NE4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34063	Terra Energy LTD.	334	733	29N	7E	25	N2NW4;SE4NW4	HBP	N/A	120.00	120.00	108	1/6	State
11/4/1996	State of Michigan #34064	Terra Energy LTD.	334	745	29N	7E	25	NWSE,SESE,SWSE	HBP	N/A	120.00	120.00	108	1/6	State
9/6/2002	State of Michigan #N-37296	White Pine Land Company	418	13	29N	7E	25	SESW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37297	White Pine Land Company	418	12	29N	7E	26	S2NE	HBP	N/A	80.00	80.00	72	1/6	State
9/6/2002	State of Michigan #37299	White Pine Land Company	418	10	29N	7E	36	NWNW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37298	White Pine Land Company	418	11	29N	7E	26	SENW	HBP	N/A	40.00	40.00	36	1/6	State
9/6/2002	State of Michigan #37300	White Pine Land Company	418	9	29N	7E	36	W2SE;SESE	HBP	N/A	120.00	120.00	108	1/6	State
3/28/2002	Stevens, Glen & Darlene	United Energy, LLC	416	302	29N	8E	36	PT SESW	HBP	N/A	36.34	36.34	32.706	1/8	Yes
9/10/2003	Sylvester, Kevin D. & Debra	Aurora Energy, Ltd.	429	87	29N	7E	26	E2E2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
6/23/1994	Tews, Danny R. & Anna L.	Wolverine Gas & Oil	309	486	29N	7E	23	S PT.NE4NE4	HBP	N/A	10.01	10.01	9.009	1/8	Yes
2/4/2003	Tinnefeld, Edelgard & Axel D.	Aurora Energy, Ltd.	421	797	29N	7E	24	S/2 S/2 NE/4	HBP	N/A	40.00	40.00	36	1/7	Yes
6/29/1994	Tinnefeld, Ernst & Edelgard	Wolverine Gas & Oil	309	515	29N	7E	24	S2S2NE4	HBP	N/A	40.00	40.00	36	1/8	Yes
4/21/2003	Webster, James & Fydelis	Aurora Energy, Ltd.	424	472	29N	8E	24	W/2 SE/4 NW/4	HBP	N/A	32.00	32.00	28.8	1/6	Yes
3/7/2002	Wilke, Jerry	United Energy LLC	416	304	29N	7E	26	W2NENW;E2E2E2NWNW	HBP	N/A	25.00	25.00	22.5	1/8	Yes
3/6/2002	Wilke, Randal	United Energy LLC	416	306	29N	7E	26	W/2E/2NENW	HBP	N/A	10.00	10.00	9	1/6	Yes
									Treasure Island Total Net Acres:			2486.02	2237.42		

Black Bean #2
Alpena County, Michigan

Effect. Date	Lessor	Lessee	Recording Liber	Recording Page	Town	Range	Section	Legal Description Q/Q/Q	Expir. Date	Ext. Option	Gross Acres	Net Acres	Aurora Net Acres	Royalty	PPC Deductions
12/20/2002	Alpena Public School	Kosco Energy, LLC.	422	188	30N	7E	7	SWSW	HBO	N/A	10.00	10.00	7.29	1/8	Yes
3 01	Arlt, Melvin & Joyce	Kosco Energy, LLC.	404	240	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
3 01	Arlt, Ricky & Claudia	Kosco Energy, LLC.	404	242	30N	7E	18	S/2NW, NENW	HBP	N/A	104.00	34.66	25.25	1/6	No
2/14/2001	Armstrong, Steven & Shirley	Kosco Energy, LLC.	409	532	30N	6E	12	SWSE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
7/30/2002	Balogh, Lorraine	Kosco Energy, LLC.	417	256	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
7/29/2002	Roy & Marlene Living Trust et al	Kosco Energy, LLC.	417	257	30N	7E	7	S/2SE	HBO	N/A	80.00	26.66	19.42	1/8	Yes
2/21/2001	Carey, Mary	Kosco Energy, LLC.	403	463	30N	6E	12	NESE	HBO	N/A	40.00	40.00	29.14	1/8	Yes
3/20/2001	Collins, Richard & Delores	Kosco Energy, LLC.	404	243	30N	6E	11	S/2SE	HBO	N/A	80.00	80.00	58.28	1/6	Yes
3/20/2001	Domke, William et al	Kosco Energy, LLC.	404	244	30N	6E	11	N/2SW	HBP	N/A	80.00	80.00	58.28	1/6	Yes
2/28/2001	Ferguson, Betty	Kosco Energy, LLC.	404	241	30N	7E	18	S/2NW, NENW	HBO	N/A	104.00	34.67	25.26	1/6	No
12/23/1993	Grochowski, Anthony & Janice	Terra Energy, Ltd.	306	142	30N	6E	11	SWSW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
12/18/2000	Laurin, Theresa	Kosco Energy, LLC.	402	664	30N	6E	12	W/2SW	HBO	N/A	80.00	80.00	58.28	1/6	Yes
7/31/2002	Malburg, Donna	Kosco Energy, LLC.	417	258	30N	7E	7	S/2SE	HBO	N/A	80.00	26.67	19.43	1/8	Yes
8/13/2001	Nye, William & Barbara	Kosco Energy, LLC.	408	83	30N	7E	7	Part NESW, NWSW	HBP	N/A	59.59	59.59	43.41	1/6	Yes
4/13/2001	Peltier, Herbert & Jacqueline	Kosco Energy, LLC.	404	955	30N	6E	12	Part E/2SW	HBO	N/A	39.00	39.00	28.41	1/8	Yes
12/22/1993	Prevo, Delmar & Elaine	Terra Energy, Ltd.	306	154	30N	6E	11	SESW	HBO	N/A	40.00	40.00	29.14	1/8	Yes
9/11/2001	St. John, Carl & Susan	Kosco Energy, LLC.	409	533	30N	6E	11	Part NWSE	HBO	N/A	1.00	1.00	0.73	1/8	Yes
3/2/2000	State of Michigan #N-36160	White Pine Land Co.	414	329	30N	6E	13	NENE,SENE	HBO	N/A	80.00	80.00	58.28	1/6	State
9/6/2002	State of Michigan #N-37303	White Pine Land Co.	417	632	30N	6E	12	SESE	HBO	N/A	40.00	40.00	29.14	1/6	State
9/6/2002	State of Michigan #N-37305	White Pine Land Co.	417	631	30N	7E	18	NWNW	HBO	N/A	23.60	23.60	17.19	1/6	State
9/3/2003	State of Michigan #37965	White Pine Land Co.	429	825	30N	6E	13	NWNE,SWNE	HBO	N/A	80.00	80.00	58.28	1/6	State

Exhibit "B" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

Gr
Al, County, Michigan

Effect. Date	Lessor	Lessee	Recording Liber	Recording Page	Legal Description Town	Range	Section	Q/Q/Q	Expir. Date	Ext. Option	Gross Acres	Net Acres	Aurora Net Acres	Royalty	PPC Deductions
3/16/2001	AGA Acres, LLC	Ward Lake Energy	404	380	29N	7E	12	W/2SE	HBP	N/A	80.00	80.00	80.00	1/8	Yes
5/25/2001	Aube, Dale L. & Karen S.	Ward Lake Energy	405	950	29N	7E	2	Part SWSE	HBP	N/A	10.13	10.13	10.13	1/6	Yes
11/22/1999	August, Daryl	Petroleum Development	396	53	29N	7E	2	Part S/2N/2SE	HBP	N/A	38.16	38.16	38.16	1/8	Yes
1/5/1995	Baird, David J. & Nancy J.	Terra Energy LTD.	314	397	29N	7E	12	E/2W/2NE	HBP	N/A	40.00	40.00	40.00	1/8	Yes
10/8/2002	Beaubien, Ruth V.	United Energy LLC	420	330	29N	7E	1	SESW, Part SWSE	HBP	N/A	81.50	81.50	81.50	1/8	Yes
1/27/2000	Bisanz, Joseph E. & Sharon L.	Petroleum Development	396	667	29N	7E	1	Part NWSW	HBP	N/A	1.00	1.00	1.00	1/8	Yes
1/27/2000	Bisanz, Joy A.	Petroleum Development	400	749	29N	7E	1	Part NWSW	HBP	N/A	4.00	4.00	4.00	1/8	Yes
5/9/2001	Brousseau, Royal & Pauline	Ward Lake Energy	405	951	29N	7E	2	Part SWSE	HBP	N/A	1.25	1.25	1.25	1/8	Yes
7/16/1998	Bruske, Henry & Gwyn	Southwestern Oil Company	368	928	29N	7E	12	Part SESW	HBP	N/A	2.00	2.00	2.00	1/8	Yes
11/18/1999	Carter, David W. & Marcia L.	Petroleum Development	395	792	29N	7E	1	Part SWSW	HBP	N/A	3.00	3.00	3.00	1/8	Yes
10/26/2001	Domrase, Alden & Janet	Aurora Energy, Ltd.	410	754	29N	8E	6	Part W/2SW	HBP	N/A	59.54	59.54	59.54	1/6	Yes
11/7/2001	Domrase, Gene & Cynthia	Aurora Energy, Ltd.	410	747	29N	8E	7	SWNW	HBP	N/A	37.71	37.71	37.71	1/6	Yes
10/29/2002	Eller, James H. & Dorrell K.	United Energy LLC	420	327	29N	7E	1	Part E/2SE	HBP	N/A	32.79	32.79	32.79	1/8	Yes
1/27/2000	Gerow, Thomas V. & Edna W.	Petroleum Developement	396	820	29N	7E	12	Part W/2NW	HBP	N/A	70.00	70.00	70.00	1/6	Yes
3/2/2001	Gregory, James C. & Eva C.	Aurora Energy, Ltd.	404	393	29N	8E	7	W/2SW	HBP	N/A	40.00	40.00	40.00	1/8	Yes
10/6/2002	Habitz, Grace T.	United Energy LLC	420	328	29N	7E	1	S/2NW	HBP	N/A	80.00	80.00	80.00	1/8	Yes
10/16/2002	Haken, Dean E. & Dawn M.	United Energy LLC	420	326	29N	7E	12	E/2NE	HBP	N/A	80.00	80.00	80.00	1/7	Yes
1/27/2000	Kindt, Steven & Lisa et al	Petroleum Development	396	718	29N	7E	1	Part SWSW	HBP	N/A	36.14	36.14	36.14	1/6	Yes
5/8/2001	Kindt, Louis & Linda	Aurora Energy, Ltd.	406	534	29N	8E	6	Part N/2NW	HBP	N/A	40.00	40.00	40.00	1/6	Yes
11/30/1999	Kitzman, Herbert & Linda	Petroleum Development	396	56	29N	7E	2	Part N/2SE	HBP	N/A	1.84	1.84	1.84	1/8	Yes
1/27/2000	Kollen, Betty & Campau, Linda	Petroleum Development	396	821	29N	7E	12	Part SWNW	HBP	N/A	6.00	6.00	6.00	1/6	Yes
2000	Krentz, Arnold & Evelyn	Petroleum Development	396	958	29N	7E	12	E/2NW	HBP	N/A	80.00	80.00	80.00	1/6	Yes
2000	Krentz, Arnold & Evelyn	Petroleum Development	396	958	29N	7E	2	Part SESE	HBP	N/A	15.00	15.00	15.00	1/6	Yes
2/17/2000	Lowell, Terry L. & Debbie L.	Petroleum Development	397	394	29N	7E	1	Part SESE	HBP	N/A	0.73	0.73	0.73	1/8	Yes
1/25/2000	Macklem, Thomas C.	Petroleum Development	396	668	29N	7E	1	Part SESE	HBP	N/A	6.44	6.44	6.44	1/8	Yes
11/24/1999	Mcintosh, Gordon & Luanne	Petroleum Development	396	52	29N	7E	2	Part N/2SE	HBP	N/A	38.16	9.54	9.54	1/8	Yes
3/30/2001	Meggert, Dennis W. & Barbara	Aurora Energy, Ltd.	405	262	29N	8E	7	Part NWNW	HBP	N/A	37.40	37.40	37.40	1/6	Yes
7/13/1994	Meggert, Donna J.	Blue Water Land Services,	311	321	29N	7E	1	Part SESE	HBP	N/A	0.72	0.72	0.72	1/8	Yes
6/22/1994	Meggert, Walter & Vivian	Blue Water Land Services,	311	256	29N	7E	1	E/2NE, SWNE, Part N/2SE	HBP	N/A	195.45	195.45	195.45	1/8	Yes
1/27/2000	Middleton, John M & Connie M.	Petroleum Development	396	959	29N	7E	12	W/2W/2NE	HBP	N/A	40.00	40.00	40.00	1/6	Yes
11/18/1999	Millard, Terry L. & Patricia J.	Petroleum Development	395	791	29N	7E	1	Part SESE	HBP	N/A	0.74	0.74	0.74	1/8	Yes
11/23/1999	Muzljakovich, Ivica B.	Petroleum Development	395	656	29N	7E	2	NWSW,S/2NW	HBP	N/A	120.00	120.00	120.00	14%	Yes
11/24/1999	Nosek, Roger & Colleen	Petroleum Development	396	51	29N	7E	2	Part N/2SE	HBP	N/A	38.16	38.16	38.16	1/8	Yes
10/10/2002	Plume, Harry & Ruth	United Energy LLC	420	332	29N	7E	2	N/2NE	HBP	N/A	80.00	80.00	80.00	1/5	Yes
4/5/1994	Ratz, Rudolph & Phyllis P.	Terra Energy LTD.	308	222	29N	7E	12	N/2SW	HBP	N/A	80.00	80.00	80.00	1/8	Yes
11/21/1994	Rehberg, Warren H. & Joyce E.	Goldcreek Oil Co.	312	669	29N	7E	11	Pt. SWNW, NWSW	HBP	N/A	10.00	10.00	10.00	1/8	Yes
11/21/1994	Rehberg, Warren H. & Joyce E.	Goldcreek Oil Co.	312	669	29N	7E	15	Part N/2NE	HBP	N/A	10.70	10.70	10.70	1/8	Yes
10/6/2002	Romanik, Frank J.	United Energy LLC	420	329	29N	7E	1	Part N/2SW	HBP	N/A	75.00	75.00	75.00	1/8	Yes
10/6/2002	Romanik, Frank J.	United Energy LLC	420	329	29N	7E	2	N/2N/2SE	HBP	N/A	40.00	40.00	40.00	1/8	Yes
10/17/2002	Schultz Family Trust	United Energy LLC	420	324	29N	7E	11	S/2N/2SE	HBP	N/A	40.00	40.00	40.00	1/8	Yes
11/29/1994	Schultz, Harold F. & Ethel L.	Goldcreek Oil Co.	312	499	29N	7E	11	Part W/2NW	HBP	N/A	20.00	20.00	20.00	1/8	Yes
11/15/1999	Schultz, Randy R. & Debra A.	Petroleum Development	397	363	29N	7E	12	Part NWNW	HBP	N/A	4.16	4.16	4.16	1/8	Yes

Exhibit "B" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

'/2002	Schwenke, Leonard & Marie D.	United Energy LLC	420	331	29N	7E	2	Part S/2NE	HBP	N/A	20.00	20.00	20.00	1/8	Yes
1996	State of Michigan #34059	Terra Energy LTD.	334	685	29N	7E	2	N/2NESESE	HBP	N/A	5.00	5.00	5.00	1/6	Yes
9/3/2003	State of Michigan #37964	White Pine Land Company	429	826	29N	7E	1	Part SWSW	HBP	N/A	2.00	2.00	2.00	1/6	Yes
8/10/1998	Stelzer, Roger E.	Southwestern Oil Company	368	956	29N	7E	12	NESE	HBP	N/A	40.00	40.00	40.00	1/8	Yes
12/15/2000	Timm, Charles A. & DeLynn	Ward Lake Energy	404	288	29N	7E	2	Part S/2SE	HBP	N/A	49.00	24.50	24.50	1/6	Yes
12/3/1999	Timm, Donald D.	Petroleum Development	396	57	29N	7E	1	Part SESE	HBP	N/A	1.00	1.00	1.00	1/8	Yes
12/4/2002	Timm, Edward W. & Helen A.	United Energy LLC	421	909	29N	7E	2	S/2SW, NESW	HBP	N/A	120.00	120.00	120.00	1/8	Yes
12/22/2002	Timm, Edward W.& Helen A.	United Energy LLC	421	908	29N	7E	3	Part S/2SE	HBP	N/A	77.90	77.90	77.90	1/8	Yes
2/4/1994	Timm, Jerry P. & Jacquelyn R.	Terra Energy LTD.	306	901	29N	7E	11	E/2NW, NE, Part N/2SE	HBP	N/A	268.25	268.25	268.25	1/8	Yes
1/16/2000	Timm, Raymond E. & Laura	Petroleum Development	395	803	29N	7E	2	Part S/2SE	HBP	N/A	49.00	24.50	24.50	1/6	Yes
1/14/2000	Tyson, Dennis L. & Deborah L.	Petroleum Development	396	510	29N	7E	2	Part SENE	HBP	N/A	13.82	13.82	13.82	1/6	Yes
10/10/2002	Zielaskowski, Jay J. & Susan	United Energy LLC	420	323	29N	7E	11	Part W/2	HBP	N/A	143.98	143.98	143.98	1/6	Yes
									Gerhke Total Net Acres:			2390.05	2390.05		

Seguin
Alcona County, Michigan

Effect. Date	Lessor	Lessee	Recording Liber	Recording Page	Legal Description Town	Range	Section	Q/Q/Q	Expir. Date	Ext. Option	Gross Acres	Net Acres	Aurora Net Acres	Royalty	PPC Deductions
3/16/2001	AGA Acres, LLC	Ward Lake Energy	404	380	29N	7E	12	W2SE	HBP	N/A	40.00	40.00	40.00	1/6	Yes
3/16/2001	Allen, Frince and Jackie M.	Aurora Energy, Ltd.	405	241	29N	8E	7	Part SWSW	HBP	N/A	0.60	0.60	0.60	1/8	Yes
7/16/1998	Bruske, Henry C. & Gwyn	Southwestern Oil Company	368	928	29N	7E	13	E/2NE	HBP	N/A	80.26	80.26	80.26	1/8	Yes
11/30/1999	Clayton, Bevin T. & Jeanne K.	Petroleum Development	395	484	29N	7E	13	NWNE, Part SWNE	HBP	N/A	40.01	40.01	40.01	1/6	Yes
1/11/2000	Eller, Ernest A. & Jean S.	Petroleum Development	396	719	29N	7E	12	S2SW	HBP	N/A	77.35	77.35	77.35	1/6	Yes
11/24/1999	Francis, Donald & Adeline	Petroleum Development	396	59	29N	7E	13	Pt SESE	HBP	N/A	5.00	5.00	5.00	1/6	Yes
12/1/1999	Goodrich, Brently	Petroleum Development	396	54	29N	7E	13	Pt SESE	HBP	N/A	1.00	1.00	1.00	1/8	Yes
1994	Graf, Ruth & Adam	Devonian Hydrocarbons,	310	879	29N	7E	13	E2W2W2SE	HBP	N/A	20.00	20.00	20.00	1/8	Yes
2001	Gregory, James C. & Eva C.	Aurora Energy, Ltd.	404	393	29N	8E	7	SWSW	HBP	N/A	40.00	40.00	40.00	1/8	Yes
2/1/2000	Grochowski, Eric J. & Melissa K.	Petroleum Development	396	960	29N	7E	13	S2S2NWSW	HBP	N/A	10.00	10.00	10.00	1/6	Yes
5/20/1998	Howay, Francis A.	Jet Exploration, Inc.	362	797	29N	7E	14	NESE	HBP	N/A	37.50	37.50	37.50	1/8	Yes
6/30/1994	Keen, Robert J. & Elizabeth A.	Devonian Hydrocarbons,	310	868	29N	7E	13	E2NWSE	HBP	N/A	35.00	35.00	35.00	1/6	Yes
5/16/2001	Kirschner, Henry G. & Clarabelle	Ward Lake Energy	405	949	29N	7E	14	NW	HBP	N/A	160.00	160.00	160.00	1/8	Yes
12/14/1999	Klarich, James J. & Marilyn E.	Petroleum Development	396	122	29N	7E	23	W2NE	HBP	N/A	80.00	80.00	80.00	1/5	Yes
12/2/1999	Kollen, Lloyd	Petroleum Development	396	674	29N	7E	13	N2N2NW	HBP	N/A	40.00	40.00	40.00	1/6	Yes
11/11/1999	Kollen, Roy D. & Anna K. et al	Petroleum Development	395	485	29N	7E	13	S2N2NW, W2SENW	HBP	N/A	60.00	60.00	60.00	1/6	Yes
2/21/2001	Kowalski, Ronald & Rhonda	Ward Lake Energy	404	379	29N	7E	13	SESWSW	HBP	N/A	1.00	1.00	1.00	1/6	Yes
4/26/2003	Liske, Dennis A. & Wanda L.	Aurora Energy, Ltd.	424	465	29N	7E	14	SENE	HBP	N/A	40.00	40.00	40.00	1/6	Yes
8/2/2002	Liske, Evelyn D.	United Energy LLC	417	349	29N	7E	23	W2NE	HBP	N/A	80.00	26.67	26.67	1/8	Yes
12/6/1999	MacKenzie, Norma E. et al	Petroleum Development	395	914	29N	7E	13	SWNW	HBP	N/A	40.00	40.00	40.00	1/6	Yes
7/20/1994	Melancon, Roger & Betty J.	Devonian Hydrocarbons,	310	875	29N	7E	13	Part SESE	HBP	N/A	1.00	1.00	1.00	1/8	Yes
11/18/1999	Meyer, Richard E. & Alice K.	Petroleum Development	397	364	29N	7E	13	W2W2W2SE	HBP	N/A	20.00	20.00	20.00	1/6	Yes
11/30/1999	Meyer, Michael A. & Tina L.	Petroleum Development	396	58	29N	7E	14	Part SESE	HBP	N/A	4.00	4.00	4.00	1/8	Yes
11/19/1999	Miller, Charles D.& Erna A.	Petroleum Development	396	512	29N	7E	13	Part SWSW	HBP	N/A	36.25	36.25	36.25	1/6	Yes
2/1/2000	Miller, Marvin E. & Anna	Petroleum Development	396	822	29N	7E	13	Part W/2SESWSW	HBP	N/A	1.75	1.75	1.75	1/8	Yes
6/30/1994	Radke, Reinhold	Devonian Hydrocarbons,	310	870	29N	7E	13	Pt W2E2SE	HBP	N/A	39.00	39.00	39.00	1/6	Yes
5/8/1998	Rickert, Richard T. Jr. & Dana Lynn	Jet Exploration, Inc.	362	794	29N	7E	13	Pt SESWSE	HBP	N/A	5.00	5.00	5.00	1/8	Yes
11/24/1999	Rondeau, Andrew K. & Brenda L.	Petroleum Development	396	62	29N	7E	14	Pt SENESE	HBP	N/A	2.50	2.50	2.50	1/8	Yes

Exhibit "B" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

'001	Scheuner, William R. Jr. & Junette	Ward Lake Energy	404	382	29N	7E	13	E2SW	HBP	N/A	80.00	80.00	80.00	1/6	Yes
999	Scheuner, William R. Jr. & Junette	Petroleum Development	396	64	29N	7E	13	N 3/4 NWSW	HBP	N/A	30.00	30.00	30.00	1/6	Yes
7/22/1994	Schultz, Franz A. & Lorain F.	Blue Water Land Services,	311	312	29N	7E	14	N2NE	HBP	N/A	80.00	80.00	80.00	1/6	Yes
7/22/1994	Schultz, Lyle C. & Elaine M.	Blue Water Land Services,	311	285	29N	7E	11	S2SE	HBP	N/A	80.00	80.00	80.00	1/8	Yes
7/19/1994	Seguin, Marion P. Trust	Terra Energy LTD.	310	237	29N	7E	13	SWNE, E2SENW	HBP	N/A	61.21	61.21	61.21	1/6	Yes
8/10/1998	Stelzer, Roger E.	Southwestern Oil Company	368	956	29N	7E	12	SESE	HBP	N/A	40.00	40.00	40.00	1/8	Yes
7/12/1994	Swartzinski, Joseph & Marion	Blue Water Land Services,	311	295	29N	7E	14	Part SESE	HBP	N/A	36.00	36.00	36.00	1/8	Yes
2/12/1994	Timm, Irvin & Vicky	Terra Energy LTD.	307	223	29N	7E	14	W2SWNE, W2NWSE, NESW, W2SWSE	HBP	N/A	100.00	50.00	50.00	1/8	Yes
12/22/2002	Timm, Raymond E. & Laura A.	United Energy LLC	421	910	29N	7E	14	SWNE, Part W/2SE, NESW	HBP	N/A	140.00	92.50	92.50	1/6	Yes
1/25/2000	Turk, Robert H. & Linda L.	Petroleum Development	396	717	29N	7E	13	Pt SESE	HBP	N/A	4.00	4.00	4.00	1/8	Yes
10/10/2002	Zielaskowski, Jay J. & Susan	United Energy LLC	420	323	29N	7E	11	S2SW	HBP	N/A	80.00	80.00	80.00	1/8	Yes
									Seguin Total Net Acres:			1577.60	1577.60		

Mt. Mohican Project
Alcona County, Michigan

Effect. Date	Lessor	Lessee	Recording Liber	Page	Legal Description Town	Range	Section	Q/Q/Q	Expir. Date	Ext. Option	Gross Acres	Net Acres	Aurora Net Acres	Royalty	PPC Deductions
9/3/2003	State of Michigan #37958	Aurora Energy, Ltd.	391	1207	27N	7E	24	S/2SWNW	9/3/2008	Yes	20.00	20.00	20.00	1/6	State
9/3/2003	State of Michigan #37959	Aurora Energy, Ltd.	391	1219	27N	7E	24	W/2SW, SESW	9/3/2008	Yes	120.00	120.00	120.00	1/6	State
9/3/2003	State of Michigan #37960	Aurora Energy, Ltd.	391	1231	27N	7E	25	SWSE	9/3/2008	Yes	40.00	40.00	40.00	1/6	State
9/3/2003	State of Michigan #37961	Aurora Energy, Ltd.	391	1243	27N	7E	25	SW/4	9/3/2008	Yes	160.00	160.00	160.00	1/6	State
9/3/2003	State of Michigan #37962	Aurora Energy, Ltd.	391	1255	27N	7E	27	NE/4	9/3/2008	Yes	160.00	160.00	160.00	1/6	State
									Mt. Mohican Net Acres :			500.00	500.00		

Exhibit "C-1" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

PROPERTY NUMBER	PROPERTY NAME	COUNTY	SEC	TWN	RGE
011267	DUMA 4-15	MONTMORENCY	15	29N	2E
011108	BRILEY #6	MONTMORENCY	7	30N	2E
011109	BRILEY #7	MONTMORENCY	17	30N	2E
011109	BRILEY #7	MONTMORENCY	18	30N	2E
012521	BRILEY 29 GAS UNIT ORRI	MONTMORENCY	28	31N	2E
012521	BRILEY 29 GAS UNIT ORRI	MONTMORENCY	29	31N	2E
		MONTMORENCY	1	29N	3E
012603	NORTH HARDWOOD ANTRIM UNIT	MONTMORENCY	2	29N	3E
012603	NORTH HARDWOOD ANTRIM UNIT	MONTMORENCY	3	29N	3E
		MONTMORENCY	4	29N	3E
		MONTMORENCY	5	29N	3E
		MONTMORENCY	6	29N	3E
		MONTMORENCY	8	29N	3E
		MONTMORENCY	9	29N	3E
		MONTMORENCY	10	29N	3E
		MONTMORENCY	11	29N	3E
		MONTMORENCY	12	29N	3E
011452	HIGHWAY 33 UNIT	MONTMORENCY	13	29N	3E
		MONTMORENCY	14	29N	3E
		MONTMORENCY	15	29N	3E
		MONTMORENCY	16	29N	3E
		MONTMORENCY	17	29N	3E
011425	HARDWOOD UNIT	MONTMORENCY	21	29N	3E
		MONTMORENCY	22	29N	3E
		MONTMORENCY	23	29N	3E
		MONTMORENCY	24	29N	3E
		MONTMORENCY	25	29N	3E
		MONTMORENCY	26	29N	3E
011373	GILCHRIST CREEK	MONTMORENCY	27	29N	3E
011373	GILCHRIST CREEK	MONTMORENCY	34	29N	3E
011373	GILCHRIST CREEK	MONTMORENCY	35	29N	3E
011373	GILCHRIST CREEK	MONTMORENCY	36	29N	3E
011042	AVERY 16	MONTMORENCY	8	30N	3E
011042	AVERY 16	MONTMORENCY	9	30N	3E
011041	AVERY 15	MONTMORENCY	10	30N	3E
011041	AVERY 15	MONTMORENCY	15	30N	3E
012596	WILDCARD ANTRIM UNIT (ORRI)	MONTMORENCY	25	30N	3E
012597	FARMER IN THE DELL ANTRIM-ORRI	MONTMORENCY	30	30N	3E
012597	FARMER IN THE DELL ANTRIM-ORRI	MONTMORENCY	31	30N	3E
012597	FARMER IN THE DELL ANTRIM-ORRI	MONTMORENCY	32	30N	3E
012603	NORTH HARDWOOD ANTRIM UNIT	MONTMORENCY	34	30N	3E
012603	NORTH HARDWOOD ANTRIM UNIT	MONTMORENCY	35	30N	3E
012603	NORTH HARDWOOD ANTRIM UNIT	MONTMORENCY	36	30N	3E
012539	451 ANTRIM UNIT ORRI	MONTMORENCY	28	30N	4E
012539	451 ANTRIM UNIT ORRI	MONTMORENCY	29	30N	4E
012597	FARMER IN THE DELL ANTRIM-ORRI	MONTMORENCY	30	30N	4E
012603	NORTH HARDWOOD ANTRIM UNIT	MONTMORENCY	31	30N	4E
012597	FARMER IN THE DELL ANTRIM-ORRI	MONTMORENCY	32	30N	4E
012539	451 ANTRIM UNIT ORRI	MONTMORENCY	33	30N	4E
012653	WELCH #B3-35	MONTMORENCY	35	30N	4E
012720	TY COBB UNIT	MONTMORENCY	36	30N	4E
012551	SNOWPLOW #3 UNIT	ALPENA	3	29N	5E
012654	SNOWPLOW 2A UNIT	ALPENA	4	29N	5E
		ALPENA	11	29N	5E
		ALPENA	15	29N	5E
030626	STATE SANBORN& WADE 1-28A (BB)	ALPENA	19	29N	9E
030214	STATE SANBORN & WADE 1-	ALPENA	20	29N	9E
030216	STATE SANBORN &DAULT 1-	ALPENA	28	29N	9E
030214	STATE SANBORN & WADE 1-	ALPENA	29	29N	9E

Exhibit "C-2" to Exploration Agreement
Dated Effective March 1, 2004,
By and Between Samson Resources Company and Aurora Energy, Ltd.

Blue Spruce Unit
Alcona County, Michigan
T28N-R8E
Sec. 4: E2NW, W2NE, SW, S2SE
Sec. 5: S2, W2NE
Sec. 8: N2, SE
Sec. 9: N2, E2SW, SE

Devil River Unit
Alcona County, Michigan
T28N-R8E
Section 5: E2NE
Section 4: W2NW

Alpena County, Michigan
T29N-R8E
Section 33: Entire
Section 34: Entire
Section 35: SW, NW
Section 27: S2

Timm Unit
Alcona County, Michigan
T28N-R8E
Section 2: NWNW, W2SW
Section 3: Entire
Seciton 4: E2NE
Section 10: Entire
Seciton 11: W2NW, SW
Section 15: N2NW, NE, NESE
Section 16: N2

EXHIBIT "D"
TO
EXPLORATION AGREEMENT
DATED EFFECTIVE MARCH 1, 2004
BY AND BETWEEN
SAMSON RESOURCES COMPANY AND
AURORA ENERGY, LTD.

OPTION AGREEMENTS AND OPTION ACREAGE

1. Northern Gas Fields Leasing Project Agreement dated January 12, 2004, by and between Northern Gas Fields, L.L.C., and Aurora Energy, Ltd.

Legal Decription			
Township	**Range**	**Section**	**Description**
27N	7E	10 13 14 15 16 21	S/2SW SWNE, W/2 exc NENW Entire N/2NW, SWNW, NWSW E/2NE N/2NE, SWNE, SENW
27N	7E	10	NWSE, N/2SESE
27N	8E	7	N/2 W/2NW
27N	7E	24	SE, N/2SWNW
27N	7E	26	N/2
27N	7E	10	S/2SESE, S/2W/2SE
27N	7E	15	S/2SE
27N	7E	12	E/2SW, SENW
27N	7E	25	NE
27N	7E	11	SENE
27N	7E	13	E/2SE, SWSE
27N	7E	23	NE
27N	7E	23	NW
27N	7E	23	SE
27N	7E	23	SW
27N	7E	25	NW
27N	8E	17	N/2SE, SESE
27N	8E	18	SESW
27N	8E	19	NE
27N	8E	19	NW
27N	8E	19	SE

27N	8E	20	NW
27N	8E	20	SW

2. Agreement to Purchase Leasehold for the Mt. Mohican Prospect in Alcona County, Michigan, dated February 10, 2004, by and between Highway Resources, Inc., Miller Resources 1994-1, L.L.C. and Aurora Energy, Ltd.

Legal Description			
Township	**Range**	**Section**	**Description**
27N	7E	9	SW/4
27N	7E	10	Entire
27N	8E	11	Entire
27N	7E	12	Entire
27N	2E	13	Entire
27N	7E	14	Entire
27N	7E	15	Entire
27N	7E	16	Entire
27N	7E	21	Entire
27N	7E	22	Entire
27N	7E	23	Entire
27N	7E	24	Entire
27N	7E	25	Entire
27N	7E	26	Entire
27N	7E	27	Entire
27N	7E	28	Entire
27N	8E	4	Entire
27N	8E	5	Entire
27N	8E	6	Entire
27N	8E	7	Entire
27N	8E	8	Entire
27N	8E	9	Entire
27N	8E	17	Entire
27N	8E	18	Entire
27N	8E	19	Entire
27N	8E	20	Entire
27N	8E	30	NW/4

3. Letter Agreement dated April 16, 2004, by and between Jordan Development Company, L.L.C., and Aurora Energy, Ltd.

Legal Description			
Township	**Range**	**Section**	**Description**
27N	7E	1	SE/4
27N	7E	11	NE/4 NE/4

27N	7E	11	SE/4
27N	7E	11	SW/4
27N	7E	12	NW/4 NW/4, SW/4 NW/4
27N	7E	15	SE/4 NW/4
27N	7E	15	E/2 SW/4, SW/4 SW/4
27N	7E	22	SE/4 NE/4, SW/4 NE/4
27N	7E	22	SE/4 NW/4, SW/4 NW/4
27N	7E	22	SE/4
27N	7E	22	SE/4 SW/4
27N	7E	22	N/2 SW/4, SW/4 SW/4

EXHIBIT "E"
TO
EXPLORATION AGREEMENT
DATED EFFECTIVE MARCH 1, 2004
BY AND BETWEEN
SAMSON RESOURCES COMPANY AND
AURORA ENERGY, LTD.

A.A.P.L. FORM 610 - 1989

MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

________________ , ________ ,
year

OPERATOR **Samson Resources**

CONTRACT AREA ____

COUNTY OR PARISH OF **Various** , STATE OF **Michigan**

A.A.P.L. NO. 610 - 1989

TABLE OF CONTENTS

Article	Title	Page
I.	**DEFINITIONS**	1
II.	**EXHIBITS**	1
III.	**INTERESTS OF PARTIES**	2
	A. OIL AND GAS INTERESTS:	2
	B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:	2
	C. SUBSEQUENTLY CREATED INTERESTS:	2
IV.	**TITLES**	2
	A. TITLE EXAMINATION:	2
	B. LOSS OR FAILURE OF TITLE:	3
	1. Failure of Title	3
	2. Loss by Non-Payment or Erroneous Payment of Amount Due	3
	3. Other Losses	3
	4. Curing Title	3
V.	**OPERATOR**	4
	A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR:	4
	B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:	4
	1. Resignation or Removal of Operator	4
	2. Selection of Successor Operator	4
	3. Effect of Bankruptcy	4
	C. EMPLOYEES AND CONTRACTORS:	4
	D. RIGHTS AND DUTIES OF OPERATOR:	4
	1. Competitive Rates and Use of Affiliates	4
	2. Discharge of Joint Account Obligations	4
	3. Protection from Liens	4
	4. Custody of Funds	5
	5. Access to Contract Area and Records	5
	6. Filing and Furnishing Governmental Reports	5
	7. Drilling and Testing Operations	5
	8. Cost Estimates	5
	9. Insurance	5
VI.	**DRILLING AND DEVELOPMENT**	5
	A. INITIAL WELL:	5
	B. SUBSEQUENT OPERATIONS:	5
	1. Proposed Operations	5
	2. Operations by Less Than All Parties	6
	3. Stand-By Costs	7
	4. Deepening	8
	5. Sidetracking	8
	6. Order of Preference of Operations	8
	7. Conformity to Spacing Pattern	9
	8. Paying Wells	9
	C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:	9
	1. Completion	9
	2. Rework, Recomplete or Plug Back	9
	D. OTHER OPERATIONS:	9
	E. ABANDONMENT OF WELLS:	9
	1. Abandonment of Dry Holes	9
	2. Abandonment of Wells That Have Produced	10
	3. Abandonment of Non-Consent Operations	10
	F. TERMINATION OF OPERATIONS:	10
	G. TAKING PRODUCTION IN KIND:	10
	(Option 1) Gas Balancing Agreement	10
	(Option 2) No Gas Balancing Agreement	11
VII.	**EXPENDITURES AND LIABILITY OF PARTIES**	11
	A. LIABILITY OF PARTIES:	11
	B. LIENS AND SECURITY INTERESTS:	12
	C. ADVANCES:	12
	D. DEFAULTS AND REMEDIES:	12
	1. Suspension of Rights	13
	2. Suit for Damages	13
	3. Deemed Non-Consent	13
	4. Advance Payment	13
	5. Costs and Attorneys' Fees	13
	E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:	13
	F. TAXES:	13
VIII.	**ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST**	14
	A. SURRENDER OF LEASES:	14
	B. RENEWAL OR EXTENSION OF LEASES:	14
	C. ACREAGE OR CASH CONTRIBUTIONS:	14

TABLE OF CONTENTS

D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST: 15
E. WAIVER OF RIGHTS TO PARTITION: 15
F. PREFERENTIAL RIGHT TO PURCHASE: 15
IX. **INTERNAL REVENUE CODE ELECTION** 15
X. **CLAIMS AND LAWSUITS** 15
XI. **FORCE MAJEURE** 15
XII. **NOTICES** 16
XIII. **TERM OF AGREEMENT** 16
XIV. **COMPLIANCE WITH LAWS AND REGULATIONS** 16
A. LAWS, REGULATIONS AND ORDERS: 16
B. GOVERNING LAW: 16
C. REGULATORY AGENCIES: 16
XV. **MISCELLANEOUS** 16
A. EXECUTION: 17
B. SUCCESSORS AND ASSIGNS: 17
C. COUNTERPARTS: 17
D. SEVERABILITY 17
XVI. **OTHER PROVISIONS** 17
..... 17

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between **Samson Resources** ______________________, hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

WITNESSETH:

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.
DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

O. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

ARTICLE II.
EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

______ A. Exhibit "A," shall include the following information:

(1) Description of lands subject to this agreement,

(2) Restrictions, if any, as to depths, formations, or substances,

(3) Parties to agreement with addresses and telephone numbers for notice purposes,

(4) Percentages or fractional interests of parties to this agreement,

(5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,

(6) Burdens on production.

______ ~~B. Exhibit "B," Form of Lease.~~

______ C. Exhibit "C," Accounting Procedure.

______ D. Exhibit "D," Insurance.

______ ~~E. Exhibit "E," Gas Balancing Agreement.~~

______ ~~F. Exhibit "F," Non-Discrimination and Certification of Non-Segregated Facilities.~~

______ G. Exhibit "G," Tax Partnership.

______ H. Other: ____

If any provision of any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

ARTICLE III.
INTERESTS OF PARTIES

A. Oil and Gas Interests:

If any party owns an Oil and Gas Interest in the Contract Area, that Interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of Oil and Gas Lease attached hereto as Exhibit "B," and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lessee thereunder.

B. Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area ~~up to, but not in excess of,~~ ______________________ and shall indemnify, defend and hold the other parties free from any liability therefor. Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or cause to be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor.

No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. Subsequently Created Interests:

If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party's Lease or Interest to exceed the amount stipulated in Article III.B. above.

The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

ARTICLE IV.
TITLES

A. Title Examination:

Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

~~**B. Loss or Failure of Title:**~~

~~1. Failure of Title: Should any Oil and Gas Interest or Oil and Gas Lease be lost through failure of title, which results in a reduction of interest from that shown on Exhibit "A," the party credited with contributing the affected Lease or Interest (including, if applicable, a successor in interest to such party) shall have ninety (90) days from final determination of title failure to acquire a new lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this agreement, nevertheless, shall continue in force as to all remaining Oil and Gas Leases and Interests; and,~~

~~(a) The party credited with contributing the Oil and Gas Lease or Interest affected by the title failure (including, if applicable, a successor in interest to such party) shall bear alone the entire loss and it shall not be entitled to recover from Operator or the other parties any development or operating costs which it may have previously paid or incurred, but there shall be no additional liability on its part to the other parties hereto by reason of such title failure;~~

~~(b) There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the Lease or Interest which has failed, but the interests of the parties contained on Exhibit "A" shall be revised on an acreage basis, as of the time it is determined finally that title failure has occurred, so that the interest of the party whose Lease or Interest is affected by the title failure will thereafter be reduced in the Contract Area by the amount of the Lease or Interest failed;~~

~~(c) If the proportionate interest of the other parties hereto in any producing well previously drilled on the Contract Area is increased by reason of the title failure, the party who bore the costs incurred in connection with such well attributable to the Lease or Interest which has failed shall receive the proceeds attributable to the increase in such interest (less costs and burdens attributable thereto) until it has been reimbursed for unrecovered costs paid by it in connection with such well attributable to such failed Lease or Interest;~~

~~(d) Should any person not a party to this agreement, who is determined to be the owner of any Lease or Interest which has failed, pay in any manner any part of the cost of operation, development, or equipment, such amount shall be paid to the party or parties who bore the costs which are so refunded;~~

~~(e) Any liability to account to a person not a party to this agreement for prior production of Oil and Gas which arises by reason of title failure shall be borne severally by each party (including a predecessor to a current party) who received production for which such accounting is required based on the amount of such production received, and each such party shall severally indemnify, defend and hold harmless all other parties hereto for any such liability to account;~~

~~(f) No charge shall be made to the joint account for legal expenses, fees or salaries in connection with the defense of the Lease or Interest claimed to have failed, but if the party contributing such Lease or Interest hereto elects to defend its title it shall bear all expenses in connection therewith; and~~

~~(g) If any party is given credit on Exhibit "A" to a Lease or Interest which is limited solely to ownership of an interest in the wellbore of any well or wells and the production therefrom, such party's absence of interest in the remainder of the Contract Area shall be considered a Failure of Title as to such remaining Contract Area unless that absence of interest is reflected on Exhibit "A."~~

~~2. Loss by Non-Payment or Erroneous Payment of Amount Due: If, through mistake or oversight, any rental, shut-in well payment, minimum royalty or royalty payment, or other payment necessary to maintain all or a portion of an Oil and Gas Lease or interest is not paid or is erroneously paid, and as a result a Lease or Interest terminates, there shall be no monetary liability against the party who failed to make such payment. Unless the party who failed to make the required payment secures a new Lease or Interest covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties reflected on Exhibit "A" shall be revised on an acreage basis, effective as of the date of termination of the Lease or Interest involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the Lease or Interest which has terminated. If the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of Oil and Gas attributable to the lost Lease or Interest, calculated on an acreage basis, for the development and operating costs previously paid on account of such Lease or Interest, it shall be reimbursed for unrecovered actual costs previously paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to effect reimbursement:~~

~~(a) Proceeds of Oil and Gas produced prior to termination of the Lease or Interest, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, previously accrued to the credit of the lost Lease or Interest, on an acreage basis, up to the amount of unrecovered costs;~~

~~(b) Proceeds of Oil and Gas, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, up to the amount of unrecovered costs attributable to that portion of Oil and Gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such Lease or Interest termination, would be attributable to the lost Lease or Interest on an acreage basis and which as a result of such Lease or Interest termination is credited to other parties, the proceeds of said portion of the Oil and Gas to be contributed by the other parties in proportion to their respective interests reflected on Exhibit "A"; and,~~

~~(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the Lease or Interest lost, for the privilege of participating in the Contract Area or becoming a party to this agreement.~~

3. Other Losses: All losses of Leases or Interests committed to this agreement, ~~other than those set forth in Articles IV.B.1. and IV.B.2. above,~~ shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

4. Curing Title: ~~In the event of a Failure of Title under Article IV.B.1. or a loss of title under Article IV.B.2. above, any Lease or Interest acquired by any party hereto (other than the party whose interest has failed or was lost) during the ninety (90) day period provided by Article IV.B.1. and Article IV.B.2. above covering all or a portion of the interest that has failed or was lost shall be offered at cost to the party whose interest has failed or was lost, and the provisions of Article VIII.B. shall not apply to such acquisition.~~

ARTICLE V.
OPERATOR

A. Designation and Responsibilities of Operator:

Samson Resources shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight (48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A."

C. Employees and Contractors:

The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. Rights and Duties of Operator:

1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:

(a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

(b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

(c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

ARTICLE VI.
DRILLING AND DEVELOPMENT

A. Initial Well:

On or before the _______ day of ______________________, ________, Operator shall commence the drilling of the Initial Well at the following location:

To Be Determined

and shall thereafter continue the drilling of the well with due diligence to

The drilling of the Initial Well and the participation therein by all parties is obligatory, subject to Article VI.C.1. as to participation in Completion operations and Article VI.F. as to termination of operations and Article XI as to occurrence of force majeure.

B. Subsequent Operations:

1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area other than the Initial Well, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone

under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with Article VI.B.4. in the event of a Deepening operation and in accordance with Article VI.B.5. in the event of a Sidetracking operation.

~~2. Operations by Less Than All Parties:~~

~~(a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.~~

~~If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.~~

~~(b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,~~

~~Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non-Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:~~

~~(i) _______ % of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and~~

~~(ii) _______ % of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.~~

~~Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4. (a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.~~

~~(c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties _______ % of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.~~

~~(d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.~~

~~In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.~~

~~Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.~~

~~If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.~~

3. Stand-By Costs. When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking,

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

~~4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.~~

In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non-Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

(a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

(b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening.

The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

(a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

(b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C."

6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the

initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

7. Conformity to Spacing Pattern. Notwithstanding the provisions of this Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C. Completion of Wells; Reworking and Plugging Back:

1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

☐ Option No. 1: All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

~~☐ Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provision of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.~~

2. Rework, Recomplete or Plug Back: ~~No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement.~~ Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D. Other Operations:

Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of **Ten Thousand** Dollars ($ **10,000.00**) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of **Ten Thousand** Dollars ($ **10,000.00**). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively be those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least **60** % of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E. Abandonment of Wells:

1. Abandonment of Dry Holes: ~~Except for any well drilled or Deepened pursuant to Article VI.B.2.,~~ any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours ~~(exclusive of Saturday, Sunday and legal holidays)~~ after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours ~~(exclusive of Saturday, Sunday and legal holidays)~~ after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

2. Abandonment of Wells That Have Produced: ~~Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided,~~ any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

~~3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).~~

F. Termination of Operations:

Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing _50___% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. Taking Production in Kind:

~~☐ Option No. 1: Gas Balancing Agreement Attached~~

~~Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.~~

~~Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment~~

~~directly from the purchaser thereof for its share of all production.~~

~~If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.~~

~~Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.~~

~~All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.~~

~~In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.~~

☐ **Option No. 2: No Gas Balancing Agreement:**

Operator ~~Each party~~ shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. ~~Any extra expenditures incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.~~

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, ~~and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.~~

~~If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator's election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10) day period. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.~~

~~Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement. The sale or delivery by Operator of a non-taking party's share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.~~

~~All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.~~

ARTICLE VII.
EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

B. Liens and Security Interests:

Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. Advances:

Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Defaults and Remedies:

If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

3. ~~Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to Article VII.D.2.~~

~~Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.~~

4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B." Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B. Renewal or Extension of Leases:

If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A," but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C. Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area.

If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. Assignment; Maintenance of Uniform Interest:

For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Leases and Oil and Gas Interests embraced within the Contract Area or in wells, equipment and production unless such disposition covers either:

1. the entire interest of the party in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production; or

2. an equal undivided percent of the party's present interest in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production in the Contract Area.

Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

~~**F. Preferential Right to Purchase:**~~

~~☐ (Optional; Check if applicable.)~~

~~Should any party desire to sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to transfer title to its interests to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests, or to dispose of its interests by merger, reorganization, consolidation, or by sale of all or substantially all of its Oil and Gas assets to any party, or by transfer of its interests to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which such party owns a majority of the stock.~~

ARTICLE IX.
INTERNAL REVENUE CODE ELECTION

If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation §1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter 1, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

ARTICLE X.
CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed **Twenty-Five thousand** Dollars (**$ 25,000.00**) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be a the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

ARTICLE XI.
FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

ARTICLE XII.
NOTICES

All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A." All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

ARTICLE XIII.
TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

☐ Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

☐ ~~Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in the Completion of a well as a well capable of production of Oil and/or Gas in paying quantities, this agreement shall continue in force so long as any such well is capable of production, and for an additional period of _____ days thereafter, provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, Reworking, Deepening, Sidetracking, Plugging Back, testing or attempting to Complete or Re-complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas from the Contract Area, this agreement shall terminate unless drilling, Deepening, Sidetracking, Completing, Re-completing, Plugging Back or Reworking operations are commenced within _____ days from the date of abandonment of said well. "Abandonment" for such purposes shall mean either (i) a decision by all parties not to conduct any further operations on the well or (ii) the elapse of 180 days from the conduct of any operations on the well, whichever first occurs.~~

The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

ARTICLE XIV.
COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. Governing Law:

This agreement and all matters pertaining hereto, including but not limited to matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. ~~If the Contract Area is in two or more states, the law of the state of _____ shall govern.~~

C. Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or

orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

ARTICLE XV.
MISCELLANEOUS

A. Execution:

This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B. Successors and Assigns:

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C. Counterparts:

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D. Severability:

For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

ARTICLE XVI.
OTHER PROVISIONS

IN WITNESS WHEREOF, this agreement shall be effective as of the _______ day of ____________________, _______.

______________________________, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610-1989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes in Articles ______________________________, have been made to the form.

ATTEST OR WITNESS:

OPERATOR

____

______________________________ By ______________________________

______________________________ ______________________________

Type or print name

Title ______________________________

Date ______________________________

Tax ID or S.S. No. ______________________________

NON-OPERATORS

____

______________________________ By ______________________________

______________________________ ______________________________

Type or print name

Title ______________________________

Date ______________________________

Tax ID or S.S. No. ______________________________

____

______________________________ By ______________________________

______________________________ ______________________________

Type or print name

Title ______________________________

Date ______________________________

Tax ID or S.S. No. ______________________________

____

______________________________ By ______________________________

______________________________ ______________________________

Type or print name

Title ______________________________

Date ______________________________

Tax ID or S.S. No. ______________________________

ACKNOWLEDGMENTS

Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state.

Individual acknowledgment:

State of ______________)

) ss.

County of ____________)

This instrument was acknowledged before me on

____ by ____

(Seal, if any) ____

Title (and Rank) ______________________________

My commission expires: __________________________

Acknowledgment in representative capacity:

State of ______________)

) ss.

County of ____________)

This instrument was acknowledged before me on

____ by ____ as

______________ of ____.

(Seal, if any) ____

Title (and Rank) ______________________________

My commission expires: __________________________

COPAS

EXHIBIT "C"

Attached to and made a part of **Model Form Operating Agreement 610-1989 by and between Samson Resources, and Aurora Energy, Ltd.**

ACCOUNTING PROCEDURE
JOINT OPERATIONS

I. GENERAL PROVISIONS

1. Definitions

"Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

"Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

"Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

"Operator" shall mean the party designated to conduct the Joint Operations.

"Non-Operators" shall mean the Parties to this agreement other than the Operator.

"Parties" shall mean Operator and Non-Operators.

"First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

"Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

"Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

"Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

"Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council or Petroleum Accountants Societies.

2. Statement and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3. Advances and Payments by Non-Operators

A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B. Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at **First Chicago** on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4. Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5. **Audits**

A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6. **Approval By Non-Operators**

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1. **Ecological and Environmental**

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2. **Rentals and Royalties**

Lease rentals and royalties paid by Operator for the Joint Operations.

3. **Labor**

A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

(2) Salaries of First level Supervisors in the field.

(3) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

(4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

4. **Employee Benefits**

Operator's current costs or established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5. **Material**

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6. **Transportation**

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7. **Services**

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8. **Equipment and Facilities Furnished By Operator**

A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed twelve________________ percent (12________%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B. In lieu of charges in Paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9. **Damages and Losses to Joint Property**

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10. **Legal Expense**

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11. **Taxes**

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

12. **Insurance**

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13. **Abandonment and Reclamation**

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14. **Communications**

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15. **Other Expenditures**

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III. OVERHEAD

1. **Overhead - Drilling and Producing Operations**

i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

(x) Fixed Rate Basis, Paragraph 1A, or
(   ) Percentage Basis, Paragraph 1B

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

(   ) shall be covered by the overhead rates, or
(x) shall not be covered by the overhead rates.

iii. The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

(   ) shall be covered by the overhead rates, or
(x) shall not be covered by the overhead rates.

A. Overhead - Fixed Rate Basis

(1) Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate $ 2,500.00
~~(Prorated for less than a full month)~~

Producing Well Rate $ 300.00/month

(2) Application of Overhead - Fixed Rate Basis shall be as follows:

(a) Drilling Well Rate

(1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever

is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

(2) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(b) Producing Well Rates

(1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

~~B. Overhead - Percentage Basis~~

~~(1) Operator shall charge the Joint Account at the following rates:~~

~~(a) Development~~

~~__________ Percent (_____%) of the cost of development of the Joint Property exclusive of costs provided under Paragraph 10 of Section II and all salvage credits.~~

~~(b) Operating~~

~~__________ Percent (_____%) of the cost of operating the Joint Property exclusive of costs provided under Paragraphs 2 and 10 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.~~

~~(2) Application of Overhead - Percentage Basis shall be as follows:~~

~~For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any remedial operations on any or all wells involving the use of drilling rig and crew capable of drilling to the producing interval on the Joint Property; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as operating.~~

~~2. Overhead - Major Construction~~

~~To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint~~

~~Account for overhead based on the following rates for any Major Construction project in excess of $~~ ________

~~A. ________ % of first $100,000 or total cost if less, plus~~

~~B. ________ % of costs in excess of $100,000 but less than $1,000,000, plus~~

~~C. ________ % of costs in excess of $1,000,000.~~

~~Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.~~

~~3. Catastrophe Overhead~~

~~To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:~~

~~A. ________ % of total costs through $100,000; plus~~

~~B. ________ % of total costs in excess of $100,000 but less than $1,000,000; plus~~

~~C. ________ % of total costs in excess of $1,000,000.~~

~~Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.~~

4. Amendment of Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1. Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2. Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A. New Material (Condition A)

(1) Tubular Goods Other than Line Pipe

(a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

(b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000

pound Oil Field Haulers Association interstate truck rate shall be used.

(c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

(d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

(2) Line Pipe

(a) Line pipe movements (except size 24 inch OD and larger with walls ¾ inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(b) Line Pipe movements (except size 24 inch OD) and larger with walls ¾ inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(c) Line pipe 24 inch OD and over and ¾ inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(l) and (2).

B. Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1) Material moved to the Joint Property

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2) Material used on and moved from the Joint Property

(a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

(3) Material not used on and moved from the Joint Property

At seventy-five percent (75%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C. Other Used Material

(1) Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2) Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

(3) Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

D. Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

E. Pricing Conditions

(1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25¢) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3. Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4. Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1. Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2. Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for

overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3. **Special Inventories**

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4. **Expense of Conducting Inventories**

A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

Exhibit G to
(insert identifying reference to underlying operating agreement)

TAX PARTNERSHIP PROVISIONS

OF THE ______________________ PARTNERSHIP

(For Name of Tax Reporting Partner and Special Elections, See Secs. 8 and 9)

Table of Contents

1. GENERAL PROVISIONS 2
1.1 DESIGNATION OF DOCUMENTS. 2
1.2 RELATIONSHIP OF THE PARTIES. 2
1.3 PRIORITY OF PROVISIONS OF THIS EXHIBIT. 2
1.4 SURVIVORSHIP. 2
2. TAX REPORTING PARTNER AND TAX MATTERS PARTNER 3
2.1 TAX REPORTING PARTNER. 3
2.2 IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE 3
3. INCOME TAX COMPLIANCE AND CAPITAL ACCOUNTS 4
3.1 TAX RETURNS 4
3.2 FAIR MARKET VALUE CAPITAL ACCOUNTS. 4
3.3 INFORMATION REQUESTS. 4
3.4 BEST EFFORTS WITHOUT LIABILITY. 4
4. TAX AND FMV CAPITAL ACCOUNT ELECTIONS 4
4.1 GENERAL ELECTIONS. 4
4.2 DEPLETION. 5
4.3 ELECTION OUT UNDER CODE §761(a). 5
4.4 CONSENT REQUIREMENTS FOR SUBSEQUENT TAX OR FMV CAPITAL ACCOUNT ELECTIONS. 5
5. CAPITAL CONTRIBUTIONS AND FMV CAPITAL ACCOUNTS 5
5.1 CAPITAL CONTRIBUTIONS. 5
5.2 FMV CAPITAL ACCOUNTS. 6
6. PARTNERSHIP ALLOCATIONS 6
6.1 FMV CAPITAL ACCOUNT ALLOCATIONS. 6
6.2 TAX RETURN AND TAX BASIS CAPITAL ACCOUNT ALLOCATIONS. 7
7. TERMINATION AND LIQUIDATING DISTRIBUTION 8
7.1 TERMINATION OF THE PARTNERSHIP. 8
7.2 BALANCING OF FMV CAPITAL ACCOUNTS. 8
7.3 DEEMED SALE GAIN/LOSS CHARGE BACK. 8
7.4 DEFICIT MAKE-UP OBLIGATION AND BALANCING CASH CONTRIBUTIONS. 9
7.5 DISTRIBUTION TO BALANCE CAPITAL ACCOUNTS. 9
7.6 FMV DETERMINATION. 9
7.7 FINAL DISTRIBUTION. 9
8. TRANSFERS, INDEMNIFICATION, AND CORRESPONDENCE 9
8.1 TRANSFER OF PARTNERSHIP INTERESTS. 9
8.2 CORRESPONDENCE. 9
9. ELECTIONS AND CHANGES TO ABOVE PROVISIONS 10
9.1 OPERATOR NOT THE TRP. 10
9.2 SPECIAL TAX ELECTIONS. 10

9.3 CHANGE OF MAJORITY FOR OTHER TAX ELECTIONS. 10

1. GENERAL PROVISIONS

1.1 DESIGNATION OF DOCUMENTS.

This exhibit is referred to in, and is part of, that Agreement identified above and, if so provided, a part of any agreement to which the Agreement is an exhibit. Such agreement(s) (including all exhibits thereto, other than this exhibit) shall be hereinafter referred to as the "Agreement;" and this exhibit is hereinafter referred to as the "Exhibit" or the "Tax Partnership Provisions" (the "TPPs"). Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2 RELATIONSHIP OF THE PARTIES.

The parties to the Agreement shall be hereinafter referred to as "Party" or "Parties." The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principles as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the "Partnership." For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s)-sublessee(s) and not a partnership; that the liabilities of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.

1.3 PRIORITY OF PROVISIONS OF THIS EXHIBIT.

If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof, the terms and conditions of this Exhibit shall govern and control.

1.4 SURVIVORSHIP.

1.4.1 Any termination of the Agreement shall not affect the continuing application of the TPPs for the termination and liquidation.

1.4.2 Any termination of the Agreement shall not affect the continuing application of the TPPs for the resolution of all matters regarding Federal and State income reporting.

1.4.3 These TPPs shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.

1.4.4 The effective date of the Agreement shall be the effective date of these TPPs. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation.

2. TAX REPORTING PARTNER AND TAX MATTERS PARTNER

2.1 TAX REPORTING PARTNER.

The Operator (or the Party listed in Sec. 9.1) as the Tax Reporting Partner ("TRP") is responsible for compliance with all tax reporting obligations of the Partnership, see Sec. 3.1, below. In the event of any change in the TRP, the Party serving as TRP at the beginning of a given taxable year shall continue as TRP with respect to all matters concerning such year.

2.2 IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE.

If the Partnership does not qualify for the "small partnership exception" from, or if the Partnership elects (see infra Elections at Secs. 4.1 and 9.2) to be subject to, §§6221 et seq., Subchapter C of Chapter 53 of Subtitle A (the "TEFRA rules") of the Internal Revenue Code (the "Code") the TRP shall also be the Tax Matters Partner as defined in Code §6231(a) (the "TMP") and references to the TRP shall then include references to the TMP and vice versa.

2.2.1 The TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses.

2.2.2 The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

2.2.3 The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of any such Party.

2.2.4 Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code §6231(a)(3), shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

2.2.5 If any Party intends to file a notice of inconsistent treatment under Code §6222(b), such Party shall, prior to the filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party's intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Parties. If an inconsistency notice is filed solely because a Party has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

2.2.6 No Party shall file pursuant to Code §6227 a request for an administrative adjustment of partnership items (the "RFAA") without first notifying all other Parties. If all other Parties agree with the requested adjustment, the TMP shall file the RFAA on behalf of the Partnership. If unanimous consent is not obtained within thirty (30) days from such notice, or within the

period required to timely file the RFAA, if shorter, any Party, including the TMP, may file a RFAA on its own behalf.

2.2.7 Any Party intending to file with respect to any partnership item, or any other tax matter involving the Partnership, a petition under Code §§6226, 6228, or any other provision, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within a reasonable time to allow the other Parties to participate in the choice of the forum for such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Party shall have a vote in accordance with its percentage interest in the Partnership for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.

3. Income Tax Compliance and Capital Accounts

3.1 Tax Returns.

The TRP shall prepare and file all required Federal and State partnership income tax returns. Not less than thirty (30) days prior to the return due date (including extensions), the TRP shall submit to each Party for review a copy of the return as proposed.

3.2 Fair Market Value Capital Accounts.

The TRP shall establish and maintain for each Party fair market value ("FMV") capital accounts and tax basis capital accounts. Upon request, the TRP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party's FMV capital accounts as of the end of the return period.

3.3 Information Requests.

In addition to any obligation under Sec. 2.2.2, each Party agrees to furnish to the TRP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under the Agreement as may be required for the proper preparation of such returns. Similarly, each Party agrees to furnish timely to the TRP, as requested, any the information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code §6050K(c), a Party transferring its interest must notify the TRP to allow compliance with Code §6050K(a) (see also Sec. 8.1).

3.4 Best Efforts Without Liability.

The TRP and the other Party(ies) shall use its/their best efforts to comply with responsibilities outlined in this Section, and with respect to the service as TMP as outlined Sec. 2.2, and in doing so shall incur no liability to any other Party.

4. Tax and FMV Capital Account Elections

4.1 General Elections.

For both income tax return and capital account purposes, the Partnership shall elect:

a) to deduct when incurred intangible drilling and development costs

("IDC");
b) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;
c) the accrual method of accounting;
d) to report income on a calendar year basis;
and the Partnership shall also make any elections as specially noted in Sec. 9.2, below.

4.2 DEPLETION.
Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treas. Reg.§1.704-1(b)(2)(iv)(k)(2), unless the use of simulated percentage depletion is elected in Sec. 9.2, below. The simulated cost depletion allowance shall be determined under the principles of Code §612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining reserves shall be determined consistently by the TRP.

4.3 ELECTION OUT UNDER CODE §761(a).

4.3.1 The TRP shall notify all Parties of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filing date or the due date (including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TRP with written objection within thirty (30) days of such notice. Even after an effective election-out the TRP's rights and obligations, other than the relief from tax return filing obligations of the partnership, continue.

4.3.2 After an election-out, to avoid an unintended impairment of the election-out: The Parties will avoid, without prior coordination, any operational changes which would terminate the qualification for the election-out status; all Parties will monitor the continuing qualification of the Partnership for the election-out status and will notify the other Parties if, in their opinion, a change in operations will jeopardize the election-out; and, all Parties will use, unless agreed to by them otherwise, the cumulative gas balancing method as described in Treas. Reg. §1.761-2(d)(2).

4.4 CONSENT REQUIREMENTS FOR SUBSEQUENT TAX OR FMV CAPITAL ACCOUNT ELECTIONS.
Unless stipulated differently in Sec. 9.3, future elections, in addition to or in amendment of those in this agreement, must be approved by the affirmative vote of two (2) or more Parties owning a majority of the working interest based upon post-Payout ownership.

5. CAPITAL CONTRIBUTIONS AND FMV CAPITAL ACCOUNTS

The provisions of this Sec. 5 and any other provisions of the TPPs relating to the maintenance of the capital accounts are intended to comply with Treas. Reg. §1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

5.1 CAPITAL CONTRIBUTIONS.
The respective capital contributions of each Party to the Partnership shall be (a) each Party's interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership, and (b) all amounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of

the leases and any other properties committed to the Partnership shall be made by each Party's agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

5.2 FMV CAPITAL ACCOUNTS.

The FMV capital accounts shall be increased and decreased as follows:

5.2.1 The FMV capital account of a Party shall be increased by:
(i) the amount of money and the FMV (as of the date of contribution) of any property contributed by such Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);
(ii) that Party's share of Partnership items of income or gain, allocated in accordance with Sec. 6.1; and
(iii) that Party's share of any Code §705(a)(1)(B) item.

5.2.2 The FMV capital account of a Party shall be decreased by:
(i) the amount of money and the FMV of property distributed to a Party (net of liabilities assumed by such Party or to which the property is subject);
(ii) that Party's Sec. 6.1 allocated share of Partnership loss and deductions, or items thereof; and,
(iii) that Party's share of any Code §705(a)(2)(B) item.

5.2.3 "FMV" when it applies to property contributed by a Party to the Partnership shall be assumed, for purposes of 5.2.1, to equal the adjusted tax basis, as defined in Code §1011, of that property unless the Parties agree otherwise as indicated in Sec. 9.2.

5.2.4 As provided in Treas. Reg. §1.704-1(b)(2)(iv)(e), upon distribution of Partnership property to a Party the capital accounts will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not previously reflected in the capital accounts) would be allocated among the Parties if there were a disposition of such property at its FMV as of the time of distribution. Furthermore, if so agreed to in Sec. 9.2, under the rules of Treas. Reg. § 1.704-1(b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership property.

6. PARTNERSHIP ALLOCATIONS

6.1 FMV CAPITAL ACCOUNT ALLOCATIONS.
Each item of income, gain, loss, or deduction shall be allocated to each Party as follows:

6.1.1 Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties' FMV capital accounts.

6.1.2 Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost.

6.1.3 Depreciation shall be allocated to each Party in accordance with its contribution, or obligation to contribute, to the cost of the underlying asset.

6.1.4 Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.

6.1.5 Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases in the depreciable or depletable property.

6.1.6 Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage or fractional interests under the Agreement.

6.1.7 Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such costs or expense.

6.1.8 Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party.

6.2 TAX RETURN AND TAX BASIS CAPITAL ACCOUNT ALLOCATIONS.

6.2.1 Unless otherwise expressly provided in this Sec. 6.2, the allocations of the Partnership's items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocations under Sec. 6.1. However, the Partnership's gain or loss on the taxable disposition of a Partnership property in excess of the gain or loss under Sec. 6.1, if any, is allocated to the contributing Party to the extent of such Party's pre-contribution gain or loss.

6.2.2 The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party's share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3 Under Code §613A(c)(7)(D) gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. According to Treas. Reg. §1.704-1(b)(4)(v), the amount realized shall be allocated as follows: (i) An amount that represents recovery of adjusted simulated depletion basis is allocated (without being credited to the capital accounts) to the Parties in the same proportion as the aggregate simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) any remaining realization is allocated in accordance with Sec. 6.1.6.

6.2.4 Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.

6.2.5 In accordance with Treas. Reg. §1.1245-1(e), depreciation recapture shall be allocated, to the extent possible, among the Parties to reflect their prior sharing of the depreciation.

6.2.6 In accordance with the principles of Treas. Reg. §1.1254-5, any recapture of IDC is determined and reported by each Party separately. Similarly, any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7 For Partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described in this Section 6.2 constitute a "reasonable method" of allocating gain or loss under Treas. Reg. §1.704-3(a)(1).

6.2.8 Take-in-kind.
If checked "Yes" in Sec. 9.2, below, each Party has the right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to the Party whose production is so marketed.

7. TERMINATION AND LIQUIDATING DISTRIBUTION

7.1 TERMINATION OF THE PARTNERSHIP.

7.1.1 Upon termination, as provided in Code §708(b)(1)(A), the business shall be wound-up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Secs. 7.1.2, 7.5, and 7.7

7.1.2 First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.

7.2 BALANCING OF FMV CAPITAL ACCOUNTS.

Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TRP shall take the actions specified under Secs. 7.2 through 7.5 in order to cause the ratios of the Parties' FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party's FMV capital account is represented by a fraction, the numerator of which is the Party's FMV capital account balance and the denominator of which is the sum of all Parties' FMV capital account balances. This is hereafter referred to as the "balancing of the FMV capital accounts" and, when completed, the FMV capital accounts of the Parties shall be referred to as "balanced."

7.3 DEEMED SALE GAIN/LOSS CHARGE BACK.

The FMV of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such FMV, shall be allocated in accordance with Secs. 6.1.5 and 6.1.6.

7.4 DEFICIT MAKE-UP OBLIGATION AND BALANCING CASH CONTRIBUTIONS.

If hereafter a Party has a negative FMV capital account balance, that is a balance of less than zero, in accordance with of Treas. Reg. §1.704-1(b)(2)(ii)(b)(3) such Party is obligated to contribute, by the end of the taxable year or, if later, within 90 days from the Partnership's liquidation, an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account (the "Deficit Make-Up Obligation"). Moreover, any Party may contribute an amount of cash to the Partnership to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Secs. 7.5 shall apply.

7.5 DISTRIBUTION TO BALANCE CAPITAL ACCOUNTS.

7.5.1 If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.

7.5.2 Distribution of undivided interests.

Unless Sec.7.5.1 applies, an undivided interest in each and every property shall be distributed to one or more Parties in accordance with the ratios of their FMV capital accounts.

7.6 FMV DETERMINATION.

If a property is to be valued for purposes of balancing the capital accounts and making a distributions under this Sec. 7, the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TRP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.7 FINAL DISTRIBUTION.

After the FMV capital accounts of the Parties have been adjusted pursuant to Secs.7.2 to 7.5, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

8. TRANSFERS, INDEMNIFICATION, AND CORRESPONDENCE

8.1 TRANSFER OF PARTNERSHIP INTERESTS.

Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof, shall notify the TRP in writing within two weeks after such transfer.

8.2 CORRESPONDENCE.

All correspondence relating to the preparation and filing of the Partnership's income tax returns and capital accounts shall be sent to:

(Attach separate list, if necessary)

TRP	"Att to:" reference

Other Parties:

9. ELECTIONS AND CHANGES TO ABOVE PROVISIONS

9.1 OPERATOR NOT THE TRP.

With respect to Sec. 2.1, (insert name of Party to be TRP instead of Operator, or indicate "N/A") ____________ ____________ is designated as TRP.

9.2 SPECIAL TAX ELECTIONS.

With respect to Sec. 4.1, the Parties agree (if not applicable insert "N/A" or strike):

	Yes
e) that the Partnership shall elect to account for dispositions of depreciable assets under the general asset method to the extent permitted by Code §168(i)(4);	
f) that the Partnership shall elect under Code §754 to adjust the basis of Partnership property, with the adjustments provided in Code §734 for a distribution of property and in Code §743 for a transfer of a partnership interest. In case of distribution of property the TRP shall adjust all tax basis capital accounts. In the case of a transfer of a partnership interest the acquiring party(ies) shall establish and maintain its (their) tax basis capital account(s);	
g) that the Partnership shall elect under Code §6231 to be subject to the TEFRA rules.	

With respect to Sec. 4.2, Depletion the Parties agree that the Partnership shall use simulated percentage depletion instead of simulated cost depletion.	
With respect to Sec.5.2.4, under the rules of Treas. Reg. § 1.704-1(b)(2)(iv)(f) the Parties agree that the FMV capital accounts shall be revalued to reflect value changes of the Partnership property upon the occurrence of the events specified in (5)(i) through (iii) of said - 1(b)(2)(iv)(f) regulations.	
With respect to Sec. 6.2.8, the income attributable to take-in-kind production will be reflected on the tax return.	

With respect to Sec. 5.2.3 the FMV for the listed properties are determined as follows (mark as "N/A" if not applicable; use separate sheet if necessary)

Property Description	FMV

9.3 CHANGE OF MAJORITY FOR OTHER TAX ELECTIONS.

Instead of the Sec. 4.4 majority for other tax elections, a majority shall be considered if consisting of (specify or line out blanks) ________ ______ ________ _____ _______ _______.

THE END

EXHIBIT "F"

To Exploration Agreement, dated effective March 1, 2004,
by and between Samson Resources Company and Aurora Energy, Ltd.

STATE OF MICHIGAN §
§
COUNTY OF * §

ASSIGNMENT OF OIL AND GAS LEASE(S)

KNOW ALL MEN BY THESE PRESENTS:

THAT, *, whose address is * , herein called "Assignor," in consideration of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, convey, sell, assign, and transfer unto

* , whose address is * , herein called "Assignee," the undivided interest set out opposite the name of each respective party, to-wit:

an undivided * percent (* %) of Assignor's right, title, and interest in and to the leases (whether one or more) and lands described on Exhibit "A" attached hereto and made a part hereof (the "Leases"), said lands being located in County * , State of Michigan, together with the rights incident thereto, the personal property thereon, appurtenant thereto, or used or obtained in connection with said Leases.

This Assignment is subject to the terms and conditions of that certain Exploration Agreement dated ______________________, 2004, between Assignor and Assignee.

This Assignment shall be binding upon and inure to the benefit of the Assignor and Assignee and their respective successors and assigns.

TO HAVE AND TO HOLD the same unto the said Assignee, its successors and assigns, according to the terms and conditions of said Leases, the said Assignee to perform all of such conditions and covenants thereof as to the interest herein assigned. This Assignment is made WITHOUT WARRANTY OF TITLE, EITHER EXPRESS OR IMPLIED.

IN WITNESS WHEREOF the *, as Assignor, has executed this instrument on the date of the acknowledgment annexed hereto, but to be effective for all purposes from and after the * day of * .

ASSIGNOR:

WITNESSES:

By: ______________________________

____

____

STATE OF ________________ §
§
COUNTY OF ______________ §

The foregoing instrument was acknowledged before me this ________ day of ______________, 2004, by ____________________, ____________________________ of, a(n) ________________ corporation, on behalf of the corporation.

______________________________ (Sign)

______________________________ (Print Name)

Notary Public in and for

__________________ County, ____________

My Commission Expires:

____

This instrument prepared by ____________________, an employee of ________________, whose address is ____.